(4)(2)(1)

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement is made as of the 26th day of January, 1998 by and among Ethika Corporation, a Mississippi corporation (hereinafter referred to as "Ethika") and North American Digicom Corporation, a Colorado corporation (hereinafter referred to as "Digicom"), and is based on the following:

                                    PREMISES

         A. This Agreement provides for the exchange of all of the outstanding common stock of Digicom for shares of common voting stock of Ethika, all for the purpose of effecting a tax-free reorganization pursuant to Sections 354, 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

         B. The Boards of Directors of Digicom and Ethika have agreed, subject to the conditions set forth in this Agreement, and by these premises do hereby evidence their agreement, that it is desirable and in the best interests of said corporations and their stockholders, that Digicom be held as a wholly-owned subsidiary of Ethika. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the exchange of the shares of Digicom into shares of Ethika.

                                    AGREEMENT

         Now, therefore, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE 1
               REPRESENTATIONS, COVENANTS AND WARRANTIES OF ETHIKA

         As an inducement to, and to obtain the reliance of Digicom, Ethika represents and warrants as follows:

           1.1 Organization, Good Standing, Power, Etc. Ethika (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Mississippi; (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

         1.2 Certificate of Incorporation and Bylaws. Prior to execution of this Agreement by both parties Ethika has furnished to Digicom's representatives complete and correct copies of (i) its Certificate of Incorporation, as amended to date, and (ii) its Bylaws, as amended to date. Ethika's Certificate of Incorporation and Bylaws are in full force and effect, and Ethika is not in violation of any of the provisions thereof.

         1.3 Capitalization. The authorized capital stock of Ethika consists solely of 50,000,000 shares of Common Stock, $1.00 par value, (the "Ethika Common Stock"), of which, on the date hereof 20,380,725 shares are issued and outstanding. There are approximately 31,700 shares of common stock held in the treasury of Ethika. At the Closing of this Agreement, and giving effect to the reverse split of Ethika Common Stock as required by Section 5.1(c)(5) below, and giving effect to the exchange ratio of four (4) shares of Digicom Common Stock for three (3) shares of Ethika Common Stock required below, approximately ninety-five percent (95%) of Ethika Common Stock will have been lawfully and validly issued to the Shareholders of Digicom. All of such issued and outstanding shares of the Ethika Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. All issued and outstanding shares are legally issued, fully paid and non-assessable, and were not issued in violation of the preemptive or other rights of any person.

         1.4 Options, Warrants, Rights, Etc. Except for the 500,000 shares reserved to the 1995 Ethika Stock Option Plan and the grants of options to acquire 355,000 shares pursuant thereto as set forth on Exhibit 1.4 attached hereto, Ethika does not have outstanding any option, warrant or other right to purchase, or convert any obligation into, any shares of Ethika Common Stock, nor any instruments or obligations to confer or create such rights.

         1.5 Subsidiaries. Ethika has five wholly owned subsidiaries, Text Retrieval Systems, Inc., Legislative Information Systems Corporation, Compass Data Systems, Inc., Executive Capital Corp. and Advantage, Inc. Representations and warranties set forth in Section 1.1 are the same for Ethika wholly owned subsidiaries as to their respective states of incorporation. In addition, Ethika owns an approximate 8% interest in the capital stock of InfoDynamics, Inc.

         1.6 Authorization of Agreement. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Ethika.

         1.7 Tax Matters. On or before Closing, Ethika will have prepared and filed with the appropriate United States, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns required to be filed to the date of Closing; Ethika will have paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30-day letter or similar notice received by it; and the provisions for income taxes payable in the Balance Sheets of Ethika delivered to Digicom are sufficient for all accrued and unpaid taxes, whether or not disputed and for all periods to and including the date of such Balance Sheet. On or before Closing, Ethika will provide true and accurate copies of all tax returns filed for the last three fiscal years, together with a balance sheet and income statement as of the date of this Agreement. The balance sheet and income statement of Ethika shall be updated through Closing.

         1.8 Compliance with Applicable Laws. The conduct by Ethika of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Ethika proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

         1.9  Litigation.  Except as disclosed by Memorandum  attached hereto as
Exhibit 1.9, there is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of Ethika, threatened, against, relating to or affecting Ethika and its wholly owned subsidiaries, or any of their properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of Ethika is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of Ethika and its wholly owned subsidiaries, or the transactions contemplated by this Agreement. Neither Ethika nor any officer, director, partner or employee of Ethika , have been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by Ethika. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring Ethika to take any material action of any kind or to which Ethika or their respective business, properties or assets are subject or bound. Ethika is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree or any court which would have a materially adverse impact upon Ethika's operations or affairs.

         1.10 Other Information. Except the contracts and commitments entered into in the ordinary course of business and as set forth on Exhibit 1.10, Ethika does not presently have any material contractual commitments, non-executive officer employees or employee benefit commitments. In addition, none of the information and documents made or to be made available by Ethika or any of its representatives to Digicom or any of its representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

         1.11 No Adverse Changes. Since the date of Ethika's most recent audited financial statements, there has been no undisclosed material adverse change in Ethika's financial condition, assets, liabilities, or business.

         1.12 Exchange Act Filings and Financial Statements. On or before Closing, Ethika has delivered to Digicom true and accurate copies of all Financial Statements and reports filed by Ethika with the United States Securities and Exchange Commission (the SEC) pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the 1934 Act) including without limitation, registration statements, 10-K's, 10-Q's, Form 8's, etc. for each of the annual, quarterly or other fiscal periods for the past three fiscal years. Ethika financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods and fairly present the financial position and results of operations of Ethika as of the respective dates and for the periods indicated in such statements. The Balance Sheets of Ethika included in the statements make full and adequate provision for all obligations, liabilities or commitments (fixed and contingent) of Ethika as of their respective dates. As of the date of such financial statements, Ethika had no material obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, and since the date of the most recent balance sheet has not incurred any material obligations, liabilities or commitments except the transactions contemplated by this Agreement. Ethika will file all reports required of it under the 1934 Act as a result of this transaction, including a Form 8-K.

         1.13 Shareholder List. Upon the closing of this Agreement, Ethika shall furnish to Digicom a true and complete list of all shareholders of Ethika, including name, address, telephone number, and relationship of any beneficial or indirect interests known to Ethika or its officers, directors, or advisors, of greater than 1,000,000 shares individually and/or in the aggregate of such beneficial or indirect interests.

                                    ARTICLE 2
              REPRESENTATIONS, COVENANTS AND WARRANTIES OF DIGICOM

         As an inducement to, and to obtain the reliance of Ethika, Digicom represents and warrants as follows:

         2.1 Organization, Good Standing, Power, Etc. Digicom (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

         2.2 Certificate of Incorporation and Bylaws. Upon execution of this Agreement by both parties, Digicom will furnish to Ethika's representatives a complete and correct copy of (i) Digicom's Certificate of Incorporation, as amended to date; and (ii) Digicom's Bylaws, as amended to date. Digicom's Certificate of Incorporation and Bylaws are in full force and effect, and Digicom is not in violation of any of the provisions thereof.

         2.3 Capitalization. The authorized capital stock of Digicom consists solely of: (1) 50,000,000 authorized shares of Common Stock, no par value, (the "Digicom Common Stock"), of which, at closing 26,097,913 shares are issued and outstanding and no shares are held in the treasury of Digicom. All of such issued and outstanding shares of Digicom Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof; (2) 10,000,000 authorized shares of Convertible Preferred Stock, $100.00 par value, (the "Digicom Convertible Preferred Stock"), of which, as of January 19, 1998, 4,970 shares are issued and outstanding and no shares are held in the treasury of Digicom. Between January 19, 1998 and the date of closing additional shares of Digicom Convertible Preferred Stock will be sold and a final listing thereof will be set forth in the shareholders list as provided for in Section 2.15. All such issued and outstanding shares of Digicom Convertible Preferred Stock at closing will have been duly authorized and validly issued, and fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

         2.4 Options, Warrants, Rights, Etc. Digicom does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of the Digicom Common Stock, nor any instruments or obligations to confer or create such rights, except those option to purchase 162,500 shares of Digicom Common Stock as set forth on Exhibit 2.4 attached hereto.

         2.5 Subsidiaries. Digicom has three wholly owned subsidiaries, Digicom Communications, Inc., United Online, Inc. and KidZtime TV, Inc.; and, Digicom does not own a controlling interest in any capital stock of any other corporation. Representations and warranties set forth in Section 2.1 are the same for Digicom's wholly owned subsidiaries.

         2.6 Authorization of Agreement. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Digicom.

         2.7 Tax Matters. On or before Closing, Digicom will have prepared and filed with the appropriate United States, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns required to be filed to the date of Closing; Digicom will have paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30-day letter or similar notice received by it; and the provisions for income taxes payable in the Balance Sheets of Digicom delivered to Ethika are sufficient for all accrued and unpaid taxes, whether or not disputed and for all periods to and including the date of such Balance Sheet. On or before Closing, Digicom will provide true and accurate copies of all tax returns filed for the last three fiscal years, together with a balance sheet and income statement as of the date of this Agreement. The balance sheet and income statement of Digicom shall be updated through Closing.

         2.8 Financial Statements. Digicom has delivered, or will deliver prior to Closing, to Ethika audited financial statements for its most recent fiscal year ended June 30, 1997 together with audited interim financial statements for the six months ended December 31, 1997. These financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of Digicom as of the respective dates and for the periods indicated in such statements. The Balance Sheets of Digicom included in the statements make full and adequate provisions for all obligations, liabilities or commitments (fixed and contingent) of Digicom as of their respective dates. As of the date of such financial statements, Digicom has no obligations, liabilities or commitments
(fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, except the transactions contemplated by this Agreement.

         2.9 Material Contracts. Digicom is a party to the material contracts set forth on Exhibit 2.9. There has not occurred any default by Digicom or any event which with the lapse of time or the election of any person other than Digicom, or any combination thereof, will become a default, except defaults, if any, which will not result in any material loss to or liability of Digicom.

         2.10 Permits, Licenses, Etc. Digicom has all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted.

         2.11 Compliance with Applicable Laws. The conduct by Digicom of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Digicom, proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

         2.12 Litigation.  Except as disclosed by Memorandum  attached hereto as
Exhibit 2.12, there is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of Digicom threatened, against, relating to or affecting Digicom or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of Digicom is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of Digicom, or the transactions contemplated by this Agreement. Neither Digicom nor any officer, director, partner or employee of Digicom, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by Digicom. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring Digicom to take any material action of any kind or to Digicom or its respective business, properties or assets are subject or bound. Digicom is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon Digicom's operations or affairs.

         2.13 Other Information. None of the information and documents which have been furnished or made available by Digicom or any of its representatives to Ethika or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

         2.14 Investment Representation. With respect to the remaining Common Stock not registered pursuant to Section 4.4 below, each Digicom shareholder shall sign representations that the Digicom shareholder is acquiring the shares of Ethika Common Stock issuable hereunder for their own account and agrees not to distribute such Shares within the meaning of the Securities Act of 1933 (the 1933 Act) unless an appropriate registration statement has been filed with the SEC, or unless an exemption from registration under the 1933 Act is available according to opinion of counsel for Ethika; each such certificate shall be stamped or otherwise imprinted with the following, or a substantially similar legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to Ethika that an exemption from such registration is available."

         2.15 Shareholder List. On or before Closing, Digicom will obtain from all Digicom shareholders information and representations that said shareholders have sufficient investment sophistication and ability to take the financial risks associated with this transaction, and those representations contained in this Section 2.15, which meet the standards for availability of an exemption from the registration requirements of the 1933 Act, and from the registration and/or qualification requirements of any other applicable securities law. The foregoing notwithstanding, the Shares issuable hereunder may be registered in the name of, or transferred to, family members, trusts and other related parties.

                                    ARTICLE 3
                                PLAN OF EXCHANGE

         3.1 The Exchange. The issued and outstanding shares of common stock of Digicom shall be converted into shares of Ethika Common Stock as follows:

                  (a) Every four shares of Digicom Common Stock outstanding on the Closing Date (26,097,913 total) shall be converted into three (3) shares of Ethika Common Stock; or, a total of 19,647,894 shares of Ethika Common Stock for all of the issued and outstanding shares of Digicom Common Stock. Ethika shall not issue or exchange any fractional shares or interests in the Ethika Common Stock in connection with the foregoing conversion. If any holder of Digicom common stock would otherwise be entitled to a fractional share on exchange of such shares, Ethika shall round the number of shares of the Ethika Common Stock to be issued to such stockholder to the nearest whole share (.50 and greater rounded up, .49 and lower rounded down). The exchanged Ethika Common Stock shall thereupon be validly issued and outstanding, fully paid, and non-assessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

                  (b) After the Closing Date, each holder of an outstanding certificate which prior thereto represented shares of Digicom Common Stock shall be entitled, on surrender thereof, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Ethika Common Stock into which the shares of Digicom Common Stock so surrendered shall have been converted as aforesaid in such denominations as such holder may request. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the exchange represented shares of Common Stock of Digicom) shall for all purposes evidence the ownership of the shares of Ethika Common Stock into which such shares shall have been converted; provided, that dividends or other distributions which are payable in respect of shares of Ethika Common Stock for which shares of Digicom Common Stock are exchanged, shall not be paid to holders of certificates representing such shares of Digicom Common Stock until such certificates shall have been surrendered in exchange for certificates representing Ethika Common Stock. On such surrender, the holder(s) of such shares shall be entitled to receive such dividends or other distributions, without interest.

                  (c) After the Closing Date,  pursuant to  authorization of the post-closing Ethika Board of Directors, each holder of an outstanding certificate which prior thereto represented shares of Digicom Convertible Preferred Stock shall be entitled, on surrender thereof, to receive in exchange therefor a certificate or certificates of an equal number of Ethika Convertible Preferred Stock, convertible to the number of whole shares of Ethika Common Stock as if the Digicom Convertible Preferred Stock had been converted to Digicom Common stock as if and on the closing date, and, into which the Digicom Convertible Preferred Stock so surrendered shall have been converted as aforesaid in such denominations as such holder may request. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the exchange represented shares of Digicom Convertible Preferred Stock) shall for all purposes evidence the ownership of the shares of Ethika Convertible Preferred Stock into which such shares shall have been converted; provided, that dividends or other distributions which are payable in respect of shares of Ethika Convertible Preferred Stock for which shares of Digicom Convertible Preferred Stock are exchanged, shall not be paid to holders of certificates representing such shares of Digicom Convertible Preferred Stock until such certificates shall have been surrendered in exchange for certificates representing Ethika Convertible Preferred Stock. On such surrender, the holder(s) of such shares shall be entitled to receive such dividends or other distributions, without interest.

                  (d) After the Closing Date, each holder of an outstanding certificate which prior thereto represented an option to acquire shares of Digicom Common Stock shall be entitled, on surrender thereof, to receive in exchange therefor a certificate or certificates representing an option to acquire the number of whole shares of Ethika Common Stock into which the shares of Digicom Common Stock, had the option been exercised as of the date of closing, would have been so surrendered, and shall have been converted.

         3.2 Closing. The Closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by the parties, but no later than March 6, 1998 (herein called the "Closing Date"), at the offices of Digicom, 12265 W. Bayaud Ave, 3rd Floor, Lakewood, Colorado 80228, or such other time and location as the parties may mutually agree.

         3.3 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

         3.4 Directors of Ethika. Effective on the execution of this Agreement, the Board of Directors of Ethika shall consist of the following persons:

         (1)      Dennis Brovarone            (4)      Philip F. Grey
         (2)      Russell Burke               (5)      Jeffrey Evensen
         (3)      Dennis Neilson              (6)      W. Craig Nelson
                                              (7)      William D. Peterson

And the resignations of Marcia Cohen; William Stubblefield, Herbert Rogers and Anthony Spuria are attached hereto as Exhibits 3, 4a, b, c and d.

         3.5 Officers of Ethika. Effective on the Closing Date of this transaction all existing executive officers and employees of Ethika shall have submitted their resignations effective on Closing, and the Board shall have elected new officers of Ethika to consist of the following persons, and/or such other persons as the Ethika board may determine:

                       NAME                           OFFICE

         (1)      Jeffrey Evensen           Chairman of the Board
         (2)      Philip F. Grey            President
         (3)      W. Craig Nelson           Vice President
         (4)      William D. Peterson        Secretary
         (5)      Louis C. Scotti           Treasurer/CFO
         (6)      Wayne Johnson             COO

                                    ARTICLE 4
                                SPECIAL COVENANTS

         4.1 Due Diligence. The parties hereto shall have up to and including February , 20, 1998 within which to complete their due diligence investigations on the other party and the transaction contemplated hereunder. In the event either party hereto decides, in its sole discretion, not to proceed with the Closing based on its due diligence investigation, it shall notify the other in writing on or before 5:00 P.M. Mountain Time, February 23, 1998 of such decision and this Agreement, except Sections 4.2, 4.4 and 6.11 shall become null and void, and no liability shall occur to any of the parties herein.

         4.2 Exchange of Information. Each party shall cooperate fully by exchanging information requested by the other party in a timely manner. Without in any manner reducing or otherwise mitigating the representations contained herein, each party and/or its attorneys shall have the opportunity to meet with the accountants and attorneys of the other party to discuss its respective legal and financial condition and this transaction. If this transaction is not completed, all documents received by each party and/or its attorney shall be returned to the other party and all such information so received shall be treated as confidential in accordance with Section 6.11.

         4.3 Conduct of Business. Prior to Closing, Ethika and Digicom shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither Ethika or Digicom shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business and with notice to the other party.

         4.4 Registration of Shares. Within thirty (30) days following the Closing Ethika will file an S-1, or other appropriate registration statement, to register for public resale of five percent (5%) of the Ethika Common Stock received by non-affiliated Digicom shareholders pursuant to this Agreement.

                                    ARTICLE 5
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

         5.1 Digicom's Closing Conditions. The obligations of Digicom hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

                  (a) Closing Date. The transactions contemplated by this Agreement shall be closed on or before March 6, 1998.

                  (b) Shareholder Agreement. A Shareholder Agreement in the form attached hereto as Exhibit 5.1(b) shall have been executed by the Peeper Group as defined by a Schedule 13D filed with the SEC whereby the Peeper Group and such other Ethika shareholders as may be party to the agreement, agree and transfer their voting rights to Digicom for not less than fifty-one percent of the outstanding common stock of Ethika.

                  (c) Ethika Shareholder Meeting. Ethika shall have duly called and held a Special Meeting of its Shareholders for the following purposes:

         1. Ratification of the transaction with Digicom for Digicom to become a wholly owned subsidiary of Ethika;
         2.    Eliminate the par value on the authorized common stock;
         3. Authorize a class of 10,000,000 shares of preferred stock, issueable in series whose rights and preferences may be set by the board of directors prior to issuance;
         4. Reverse split the outstanding shares of Ethika Common Stock, one new share for every twenty-two and one half (22 1/2) currently outstanding shares, with each fractional share rounded up to the next whole share and each stockholders total share position rounded up to the next whole multiple of 50;
         5.    Change the name of Ethika to North American Digicom Corporation;
         6.    Authorize the redomicile of Ethika to Delaware or Nevada;
         7.    Elect the  following  persons to the Ethika  board of  directors:
               Philip F. Grey; Wayne Johnson; Louis Scotti; W. Craig Nelson; William D. Peterson; Jeffrey Evensen and two independent directors to be named subsequent to execution of this Agreement.

                  (d) Representations and Warranties. The representations and warranties of Ethika made pursuant to Article 1 above, shall be true and accurate in all material respects as of the Closing Date.

                  (e) Performance. Ethika shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (f) No Adverse Changes. There shall not have been, since the date of the latest audited financial statements of Ethika, any undisclosed materially adverse change in Ethika's financial condition, assets, liabilities or business.

                  (g) Opinion of Ethika's Counsel. Ethika shall have delivered to Digicom an opinion of Ethika's counsel, James H. Neeld III, Attorney at Law, dated the Closing Date to the effect that: (i) Ethika is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations thereunder; (ii) Ethika is duly qualified to do business as a foreign corporation and is good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Ethika, has been duly executed and delivered by Ethika and constitutes the legal, valid and binding obligation of Ethika enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) Ethika has prepared and filed with the SEC all periodic reports required of it under the 1934 Act; (v) the Shares issuable hereunder have been duly authorized and will be validly issued; fully paid and non-assessable with no personal liability attaching to the ownership thereof; (vi) neither the execution, delivery and performance by Ethika of this Agreement, nor compliance by

         Ethika with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Ethika or any agreement or instrument known to such counsel to which Ethika is a party or by which Ethika or any of its properties or assets are bound; (vii) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Ethika before any court or administrative agency, which have, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Ethika or which questions the validity of this Agreement or the Shares issuable hereunder. In rendering his opinion, counsel shall be allowed to rely on written representations of officers and directors of the Company as to factual matters without independent verification thereof.

                  (h) Due Diligence. Digicom shall have completed and be satisfied with its due diligence investigation of Ethika pursuant to
         Article 4.1.

         5.2 Ethika's Closing Conditions. The obligations of Ethika hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

                  (a) Closing Date. The transactions contemplated by this Agreement shall be closed on or before March 6, 1998.

                  (b) Tender of Digicom Shares. On or prior to the closing date, the Digicom shareholders shall have endorsed and tendered to Ethika, certificates representing one hundred percent (100%) of the outstanding Digicom Common Stock, Digicom Convertible Preferred Stock and options to acquire Digicom Common Stock.

                  (c) Audited Financial Statements. Digicom shall have delivered to Ethika, audited financial statements of Digicom and its subsidiary through December 31, 1997. These financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of Digicom as of the dates and for the periods indicated in such statements.

                  (d) Representations and Warranties. The representations and warranties of Digicom made pursuant to Article 2 above, shall be true and accurate in all material respects as of the Closing Date.

                  (e) Performance. Digicom shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (f) No Adverse Changes. There shall not have been, since the date of the latest audited financial statements of Digicom, any materially adverse change in Digicom's financial condition, assets, liabilities or business.

                  (g) Opinion of Digicom's Counsel. Digicom shall have delivered to Ethika, an opinion of Digicom's counsel, William D. Peterson, Attorney at Law, dated the Closing Date to the effect that: (i) Digicom is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations thereunder;
         (ii) Digicom is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Digicom, has been duly executed and delivered by Digicom and constitutes the legal, valid and binding obligation of Digicom, enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) neither the execution, delivery and performance by Digicom of this Agreement, nor compliance by Digicom with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Digicom or any agreement or instrument known to such counsel to which Digicom is a party or by which Digicom or any of its properties or assets is bound; (v) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Digicom before any court or administrative agency, which, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Digicom or which questions the validity of this Agreement. In rendering their opinion, counsel shall be allowed to rely on written representations of officers and directors of the Company as to factual matters without independent verification thereof.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 Expenses and Further Assurances. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts to provide any and all additional information, execute and deliver any and all documents or other written material, and perform any and all acts necessary to carry-out the intent of this Agreement.

         6.2 Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

         6.3 Successors and Assigns. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

         6.4 Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of Colorado, without giving effect to the principles of conflicts of laws thereof.

         6.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on date of delivery if delivered personally or (b) on the fifth day after being sent by certified mail, return receipt requested, with postage prepaid as follows:

         If to Ethika addressed to:      Dennis Brovarone
                                         Ethika Corporation
                                         107 The Executive Center
                                         Hilton Head Island, SC 29928

         If to Digicom, addressed to:    Philip F. Grey
                                         North American Digicom Corporation
                                         12265 W. Bayaud Ave., 3rd Floor
                                         Lakewood, CO 80228

         6.6 Section and Other Headings. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

         6.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         6.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         6.10 Arbitration. Disputes between the parties hereto regarding the subject matter of this Agreement, if any, shall be resolved by an arbitration in Denver, Colorado conducted by the American Arbitration Association; and, any arbitration award entered shall be final and conclusive upon the parties with the prevailing party entitled to costs and reasonable attorney fees in connection with such arbitration, and the enforcement of an arbitration award.

         6.11 Confidentiality. Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and
(ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

         ETHIKA CORPORATION


     By:______________________________
         Dennis Brovarone, President pro tem


     By:______________________________
         David Williams, Secretary

         NORTH AMERICAN DIGICOM CORPORATION


     By:______________________________
         Philip F. Grey, President


     By:______________________________
         William D. Peterson, Secretary

                                                                       (4)(2)(2)

                             MEMORANDUM OF AGREEMENT


         This Memorandum of Agreement is executed this 3rd Day of March, 1998 by Ethika Corporation (Ethika) and North American Digicom Corporation (Digicom) with reference to and by way of amendment to the Agreement and Plan of Reorganization (the Reorganization Agreement) entered into by Ethika and Digicom on or about January 26, 1998.

         In consideration of the Reorganization Agreement and the performance rendered pursuant thereto, Ethika and Digicom agree as follows:

         1. Ethika and Digicom agree that Section 3.2 and Section 5.1(a) of the Reorganization Agreement are hereby amended to require Closing on or before June 30, 1998.

         2. With reference to Section 1.5 of the Reorganization Agreement, Digicom consented to the sale of Ethika's Text Retrieval Systems, Inc., subsidiary and consents to the proposed sales of Ethika's Compass Data Systems, Inc., and Legislative Information Systems, Inc.

         3. With  reference to Section 4.1,  Ethika and Digicom  agree they have completed their due diligence and that the Reorganization Agreement is irrevocable and binding subject only to the Closing Conditions set forth in
Article 5 of the Reorganization Agreement.

         4. Ethika and Digicom agree that the $425,000 which Ethika has loaned to Digicom shall be secured by the assets and receivables of Digicom until Closing of the Reorganization Agreement.

         5. All other terms and conditions of the Reorganization Agreement not specifically modified by this Memorandum of Agreement are reaffirmed as valid and in full force and effect.


ETHIKA CORPORATION                            NORTH AMERICAN DIGICOM CORPORATION





Dennis Brovarone, President                  Philip F. Grey, President

                                                                       (4)(2)(3)

                             VOTING TRUST AGREEMENT

         THIS AGREEMENT is made the 16 day of March, 1998, by and between the individuals and business entities signing below (hereinafter referred to as "Stockholders"), and Philip F. Grey, Trustee, and his successor and successors in the Trust, (hereinafter collectively referred to as "Voting Trustee"):

                              EXPLANATORY STATEMENT

         A. Ethika Corporation. (hereinafter referred to as "Corporation") is a Mississippi corporation.

         B. Stockholders are the owners and holders of certain shares of the capital stock of the Corporation issued and outstanding and entitled to vote and as set forth by their names below(hereinafter referred to as the "Shares").

         C. Stockholders deem it to be in the best interest of the Stockholders and Corporation to have the Shares voted during the term of the Voting Trust by Voting Trustee.

         NOW, THEREFORE, Stockholders, in consideration of the mutual promises of the other Stockholders and the Voting Trustee and in order to assure the voting of the Shares by Voting Trustee does hereby transfer the voting rights of the Shares to Voting Trustee for the purpose of vesting in Voting Trustee the right to vote thereon and to act in respect thereof until the day after the next special or annual meeting of the shareholders of the Corporation or for a period not to exceed one (1) year, upon the following terms and conditions:

         FIRST: Stockholders agree immediately to irrevocably assign and transfer to Voting Trustee the voting rights of the Shares set opposite their respective signature hereto, for the purpose of vesting in Voting Trustee, as Trustee of an active trust, the right to vote thereon and act in respect thereof, until the day after the next special or annual meeting of the shareholders of the Corporation or for a period of one (1) year from the date hereof, subject to earlier termination by the Trustee pursuant to the terms hereof.

         SECOND:   Upon  execution  of  this  Voting  Trust  Agreement  by  each
Stockholder, each Stockholder shall surrender their certificates to the Voting Trustee for the term of this Agreement.

         THIRD: This Agreement shall terminate, on the date following the next special or annual meeting of the shareholders of the Corporation or one [1] year from date of Agreement which ever occurs first, without notice by or action of the Voting Trustee; but, at any earlier time, it may be terminated by the written action of the Voting Trustee, in his/ her uncontrolled discretion, by signing a declaration to that effect and sending a copy of the same to each registered holder of voting trust certificates issued hereunder. On the first day following the next special or annual meeting of Shareholders or March 13, 1999, or upon the earlier termination of this Agreement as above specified, Voting Trustee, shall deliver the proper certificates of stock of the Corporation to the appropriate Stockholders and thereupon all liability of Voting Trustee, or his successors, or successor, or of any of them, for the delivery of said stock certificates shall cease and terminate.

         FOURTH: Until the actual transfer of stock certificates to the Stockholders upon termination of this Agreement, the Voting Trustee shall in respect of any and all of the stock held by him hereunder, possess and be entitled to exercise the right to vote thereon for every purpose, in person or by proxy and to consent to any lawful corporate act of Corporation, as though absolute owner of said stock, it being expressly agreed that no voting right shall remain with the Stockholders by or under this Agreement, or by or under any other agreement, express or implied. Voting Trustee agrees to vote in the affirmative for the matters to be set before the shareholders of the Corporation as called for by the Agreement and Plan of Reorganization by and between the Corporation and North American Digicom Corporation dated as of January 27, 1998 which is herein incorporated by reference. Any person acting as a Voting Trustee under this Agreement may, directly or indirectly, transact any lawful business with the Corporation, notwithstanding his position as Voting Trustee. Voting Trustee may also serve as director and compensated officer of the Corporation and may vote for himself, as such. At the next special or annual meeting of the shareholders of Corporation the Voting Trustee may vote or act in person or by proxy to any other person whether or not such other person is a Voting Trustee, and any person acting as a Voting Trustee may give a power of attorney to any other person, whether or not such other person is acting as a Voting Trustee, to sign for him/her in case of action taken in writing without a meeting. Voting Trustee may adopt his/her own rules of procedure and may vote as stockholder of the Corporation in person or by proxy. Voting Trustee as hereinbefore provided, the person acting

         FIFTH: In the event of the death, resignation or other permanent inability to serve as Voting Trustee of the said Philip F. Grey, then Louis Scotti shall serve as successor Voting Trustee, and in the event of the death, resignation, inability or refusal to serve as Voting Trustee of Louis Scotti, then, anything contained herein to the contrary notwithstanding, this Agreement shall cease and terminate without notice by or action of such successor Voting Trustee. Such successor shall serve for the unexpired term in the place and stead of the prior Voting Trustee, as above provided, and the authority, powers, duties, obligations, and limitations of the said original Voting Trustee shall devolve upon such successor with the same effect as if such successor had been the person named as original Voting Trustee. The successor of any person acting as Voting Trustee shall, by written agreement, undertake the performance of this voting trust in accordance with its terms.

         SIXTH: The person acting as Voting Trustee shall not be entitled to any compensation for his services as such.

         SEVENTH: 1. The term "Corporation", for the purposes of this agreement and of all rights hereunder, including the issue and delivery of stock certificates, shall be taken to mean Ethika Corporation, a Mississippi corporation, or any corporation successor to it.

                  2. Each and all of the terms and provisions of this agreement shall be and are hereby made binding upon the Stockholders, their heirs, personal representatives, guardians and assigns.

                  3. Voting Trustee shall have no duty to hold meetings of Stockholders who are signatories to this Agreement but he shall be entitled to do so if he wishes. Ten days' written notice of every meeting of the Stockholders who are signatories shall be given and such notice shall state the place, day and hour and the purpose, if any, of such meeting, but any

Stockholder may waive such notice in writing, either before or after the holding of the meeting. No notice of any adjourned meeting need be given. Every such meeting shall be held in the State of Colorado at a place designated by Voting Trustee. The failure to hold meetings shall not in any manner or degree impair or reduce the authority of Voting Trustee hereunder.

                  4. All notices to be given to the Stockholders who are signatories may be given by mailing the same at their addresses as the same last given to the Voting Trustee, and any notice, mailed as herein provided, shall be taken as though personally served on all the Stockholders who are signatories, and such mailing shall be the only notice required to be given under any provisions of this agreement.

                  5. This agreement shall be filed with Voting Trustee, and a duplicate hereof shall be filed in the principal office of Corporation.

         EIGHTH: Philip F. Grey, as Voting Trustee, hereby accepts the above trust, subject to all of the terms, conditions and reservations herein contained, and agrees that he will exercise the powers and perform the duties of Voting Trustee as herein set forth, according to his best judgment.

         IN WITNESS WHEREOF, this agreement is executed as of the day and year first above mentioned.

WITNESS:

                                                  (SEAL)
                                                  Philip F. Grey, Voting Trustee

ARGERE HOLDINGS, S.A.
420,000 Shares

Alfred Peeper, Director

EUR-AM, B.V.
461,000 Shares

Alfred Peeper, Director


LA ROCHE HOLDINGS, S.A.
902,500 Shares

Jacques Benzeno, Director
and or Alfred Peeper, pursuant to Power of Attorney

LA SALLE INVESTMENT, LTD.
7,997,829 Shares

Jean Claude Roder, Director

RIAL EQUITY GROUP, S.A.
600,000 Shares


Beverly Y. Hunt, Director
and or Alfred Peeper, pursuant to Power of Attorney

                                                                       (4)(2)(4)


                         Financial Statements and Report
                                       of
                    Independent Certified Public Accountants

                                 North American
                               Digicom Corporation

                               December 31, 1997,
                             June 30, 1997 and 1996

Board of Directors
North American Digicom Corporation

We have audited the accompanying consolidated balance sheets of North American Digicom Corporation and subsidiaries as of December 31, 1997, June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the periods ended December 31, 1997, June 30, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North American Digicom Corporation and subsidiaries as of December 31, 1997, June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the periods ended December 31, 1997, June 30, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note K to the consolidated financial statements, the Company has incurred a loss of $1,526,791 for the six months ended December 31, 1997, and has a working capital deficit of approximately $2,500,000. As a result, sufficient equity and debt financing must be obtained to fund obligations until successful operations are attained. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this certainty.



Englewood, Colorado
February 14, 1998

                                          North American Digicom Corporation
                                             Consolidated Balance Sheets


                                                                     December 31,                   June 30,
                                                                    -------------     ------------------------------
                                                                         1997              1997              1996
                                                                    ------------      ------------      ------------
Assets
Current assets:
    Cash                                                            $    250,538      $     45,650      $      4,683
    Accounts receivable, net of allowance for doubtful
      Accounts of $30,000 at December 31, 1997                         6,200,784            89,044              --
    Receivables from related parties                                   1,761,037              --                --
    Prepaid expenses                                                   1,039,276            85,069              --
                                                                    ------------      ------------      ------------

                   Total Current Assets                                9,251,635           219,763             4,683
                                                                    ------------      ------------      ------------

    Property, Plant and Equipment, at cost:
       Telephony equipment                                             1,723,293         1,306,789              --
       Furniture and other equipment                                     691,284            81,880            47,292
                                                                    ------------      ------------      ------------

                                                                       2,414,577         1,388,669            47,292
       Accumulated depreciation                                          253,683            35,639              --
                                                                    ------------      ------------      ------------

                                                                       2,160,894         1,353,030            47,292
                                                                    ------------      ------------      ------------

Other Assets:
       Computer software under development                                56,146            31,333              --
       Excess of purchase price over net assets of businesses
         Acquired, net of accumulated amortization of
         $226,878 at December 31, 1997                                 6,604,796           753,552              --
                                                                    ------------      ------------      ------------

                                                                       6,660,942           784,885              --
                                                                    ------------      ------------      ------------

                   Total Assets                                     $ 18,073,471      $  2,357,678      $     51,975
                                                                    ============      ============      ============

                                          North American Digicom Corporation
                                             Consolidated Balance Sheets
                                                     (continued)


                                                                     December 31,                   June 30,
                                                                    -------------     ------------------------------
                                                                         1997              1997              1996
                                                                    ------------      ------------      ------------
Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts payable                                               $  1,493,524      $    294,896      $       --
     Payables to related parties                                       3,802,674           300,289            55,000
     Note payable line of credit                                          49,900            49,900              --
     Current maturities of long-term obligations                         380,646           203,001              --
     Deferred revenue                                                  5,823,983              --                --
     Accrued expenses                                                    221,834            83,522              --
                                                                    ------------      ------------      ------------

                   Total Current Liabilities                          11,772,561           931,608            55,000
                                                                    ------------      ------------      ------------

Long-term Obligations, less current maturities                         1,242,938           994,806              --
                                                                    ------------      ------------      ------------

Stockholders' Equity
    Preferred stock, $100 par value; authorized
      10,000,000 shares                                                  435,000              --                --
    Common stock, no par value; authorized
      50,000,000 shares                                                6,891,969         1,173,470             5,000
    Accumulated deficit                                               (2,268,997)         (742,206)           (8,025)
                                                                    ------------      ------------      ------------

                   Total Stockholders' Equity                          5,057,972           431,264            (3,025)
                   Total  Liabilities and Stockholders Equity       $ 18,073,471      $  2,357,678      $     51,975
                                                                    ============      ============      ============


                             North American Digicom Corporation
                            Consolidated Statements of Operations


                                              Six months         Year          Inception
                                             period ended        Ended       (December 27,
                                                                                 1995)
                                             December 31,      June 30,    through June 30,
                                                1997            1997           1996
                                            -----------      ----------      ----------
Revenue                                     $ 2,467,540      $  134,309      $       --
                                            -----------      ----------      ----------

Costs and Expenses:
     Cost of sales                            1,652,394         185,380            --
     Selling and development expenses           283,261          52,093            --
     General and administrative expenses      1,824,778         537,281           8,025
                                             ----------      ----------      ----------

            Total Costs and Expenses          3,760,433         774,754           8,025
                                             ----------      ----------      ----------

Operating loss                               (1,292,893)       (640,445)         (8,025)
                                             ----------      ----------      ----------

Other income (expense)
     Interest expense                          (235,746)        (98,880)           --
     Other income                                 1,848           5,144            --
                                             ----------      ----------      ----------

                                               (233,898)        (93,736)           --
                                             ----------      ----------      ----------

Income taxes                                       --              --              --
                                             ----------      ----------      ----------

                   Net Loss                 $(1,526,791)     $ (734,181)     $   (8,025)
                                            ===========      ==========      ==========

The Accompanying notes are an integral part of these statements.

                                  North American Digicom Corporation
                                 Consolidated Statements of Cash Flows


                                                    Six months          Year            Inception
                                                    period ended        Ended          (December 27,
                                                                                            1995)
                                                    December 31,        June 30,      through June 30,
                                                       1997               1997              1996
                                                    -----------      -----------      -----------
Cash flows from operating activities
     Net loss                                       $(1,526,791)     $  (734,181)     $    (8,025)
     Adjustments to reconcile net
       cash provided (used) by
       operating activities:
        Depreciation and amortization                   410,610           35,639             --
        Common stock issued for services,
          interest and other expenses                   470,876           53,720            5,000
        Payment of interest and other
          expenses by increase in note payable             --             53,834             --

     Changes in assets and liabilities:
        Increase in accounts receivable              (6,107,951)         (88,829)            --
        Increase in receivables from
          related parties                               (21,324)
        Increase in prepaid expenses                   (317,067)         (56,200)            --
        Increase in accounts payable                    735,883          286,183             --
        Increase in payables to related parties         664,639             --               --
        Increase in deferred revenue                  4,894,955             --               --
        Increase in accrued expenses                    114,988           83,522             --
                                                    -----------      -----------      -----------

     Net cash used by operating activities             (681,182)        (366,312)          (3,025)
                                                    -----------      -----------      -----------

Cash flows from investing activities:
     Capital expenditures                              (221,363)         (89,388)         (47,292)
                                                    -----------      -----------      -----------

     Net cash used by investing activities             (221,363)         (89,388)         (47,292)
                                                    -----------      -----------      -----------

                                  North American Digicom Corporation
                                 Consolidated Statements of Cash Flows
                                              (continued)


                                                    Six months          Year            Inception
                                                    period ended        Ended          (December 27,
                                                                                            1995)
                                                    December 31,        June 30,      through June 30,
                                                       1997               1997              1996
                                                    -----------      -----------      -----------
Cash flows from financing activities:
     Issuance of preferred stock                        435,000             --               --
     Issuance of common stock                           105,500          242,250             --
     Proceeds from line of credit                          --             49,900             --
     Loans from related parties                       1,308,809          438,165           55,000
     Repayments to related parties                     (669,234)        (200,712)            --
     Payments on capital lease obligations              (72,984)         (51,738)            --
     Prepayment on capital lease obligation                --            (26,845)            --
     Cash balance of business acquired by
       issuance of common stock                             342           45,647             --
                                                    -----------      -----------      -----------

     Net cash provided by financing activities        1,107,433          496,667           55,000
                                                    -----------      -----------      -----------

Increase in cash                                        204,888           40,967            4,683

Cash
     Beginning of period                                 45,650            4,683             --
                                                    -----------      -----------      -----------

     End of period                                  $   250,538      $    45,650      $     4,683
                                                    ===========      ===========      ===========

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30 1997 and 1996

Note A----Organization and Summary of Significant Accounting
          Policies

Nature of Operations
NAD develops, markets and sells nationwide long distance telephone services, primarily to business customers and wholesalers. The Company's products include long distance telephone service and prepaid calling cards. UOL develops, markets and sells nationwide Internet services. The Company's products include Internet dial-up connections and virtual marketplace shopping. KTV develops, markets and sells nationwide television and Internet programming directed towards meeting the needs of parents and children for nonviolent, safe, educational and entertaining programming. KTV has sold licenses to companies (eighty markets nationwide) to allow for the broadcasting of their programming.

Principles of Consolidation
The consolidated financial statements of North American Digicom Corporation and subsidiaries ("the Company") include the accounts of its two wholly-owned subsidiaries United Online, Inc.("UOL") and Kidztime TV, Inc. ("KTV"). All significant intercompany accounts and transactions have been eliminated. As described in Note B, UOL was acquired on June 30, 1997 and KTV was acquired on October 20, 1997.

Revenue Recognition
Revenues are recognized when earned. For telephone operations, deferred revenue represents amounts billed to customers for prepaid calling cards which have not yet been used. Revenue is recognized based on usage by customers. A portion of television license revenue is deferred to properly match programming costs with revenue. For other products and services, revenue is recognized when products are delivered or services are rendered to customers.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method. Estimated useful lives are five years for telephony equipment, and seven years for furniture and other equipment.

Other Assets
Excess of purchase price over net assets of businesses acquired ("goodwill") is amortized on the straight-line method over the estimated periods of future demand for the products acquired. Goodwill related to the acquisition of UOL is being amortized over three years and goodwill related to the acquisition of KTV is being amortized over ten years.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note A----Organization and Summary of Significant Accounting
          Policies, continued

The Company capitalizes certain software development and production costs once technological feasibility has been achieved pursuant to Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Software costs were capitalized in the amount of $31,333 during the year ended June 30, 1997 and in the amount of $24,861 during the six month period ended December 31, 1997. The software is expected to be placed in service during the first quarter of 1998 and will be amortized based upon the straight-line method over an estimated life of three years.

Income Taxes
Income taxes include provisions for temporary differences between earnings for financial reporting purposes and earnings for income tax purposes under the guidelines of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires the use of certain estimates. Actual results may differ from those estimates.

Advertising
The Company expenses advertising costs as they are incurred. Advertising expenses were $91,517, $127,472 and $7,470 for the periods ending December 31, 1997, June 30, 1997 and June 30, 1996, respectively.

Statement of Cash Flows
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Note B----Business Acquisitions

Both acquisitions recognized in these financial statements have been accounted for under the purchase method. The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition. These acquisitions have been structured to qualify as tax-free reorganizations.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note B----Business Acquisitions, continued

On June 30, 1997, the Company acquired 100% of the outstanding stock of UOL by issuance of 1,675,000 shares of common stock. The purchase price of $837,500 plus the liabilities assumed exceeded the fair value of the tangible assets and identifiable intangible assets by $753,552 which is being amortized over a period of three years.

On October 20, 1997, the Company acquired 100% of the outstanding capital stock of KTV by issuance of 5,142,123 share of common stock. The purchase price of $5,142,123 plus the liabilities assumed exceeded the fair value of the tangible assets and identifiable intangible assets by $6,078,122 which is being amortized over a period of ten years.

The following unaudited pro forma consolidated results of operations are presented as if the acquisition of UOL had occurred on July 1, 1995 and the acquisition of KTV on July 1, 1996. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have been made during the periods presented or the future results of the combined operations.

                                      Six month period ended
                                        ended December 31,                     Year ended June 30,
                                              1997                        1997                1996
                                              ----                        ----                ----
Net sales                                  $4,525,172                  $6,093,255          $  42,071
Net loss                                    1,732,468                   2,203,718            333,452

Note C----Line of Credit

The Company has a line of credit for $50,000 with a local bank. The outstanding balance at December 31, 1997, and June 30, 1997 was $49,900 and interest at 1.5% over prime rate (10.5% effective rate at December 31, 1997 and June 30, 1997) is paid monthly. The line of credit expires on January 8, 1998, and the Company has applied for renewal. The line of credit is collateralized by assets of one of the officer/shareholders.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note D---Long Term Obligations

The following is an analysis of the leased equipment under capital leases by major classes.

                                      December 31,                 June 30,
                                         1997                  1997          1996
                                     -----------           -----------     -------
Telephone equipment                   $1,695,748            $1,249,545     $    --
Less: Accumulated depreciation           182,785                31,841          --
                                     -----------           -----------     -------
                                      $1,512,963            $1,217,704     $    --
                                      ==========            ==========     =======

Amortization of leased equipment is included in general and administrative expense.

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments:


                                              December 31,                 June 30,
                  Due Within                      1997               1997            1996
                  ----------                 -----------        ------------        ------
                    1 year                   $   579,650        $    335,441        $   --
                    2 years                      508,007             334,129            --
                    3 years                      440,263             332,162            --
                    4 years                      420,714             326,257            --
                    5 years                      121,982             244,693            --
                                              ----------        ------------         -----

Total minimum lease payments                   2,070,616           1,572,682            --

Less: Amounts representing interest              451,590             374,875            --
                                              ----------        ------------         -----
Present value of net minimum
     lease payments                           $1,619,026        $  1,197,807        $   --
                                              ==========        ============         =====

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996


Note D---Long Term Obligations, continued

(A) Imputed interest rates of 12% were used to calculate the present value of the leases. (B) Reflected in the balance sheet as:

                                          December 31,             June 30,
                                             1997            1997         1996
                                          ----------     ----------     --------
Current maturities of long-term           $  380,646     $  203,001     $   --
      obligations
Long-term obligations, net of
      current portion                      1,238,380        994,806         --
                                          ----------     ----------     --------

         Total                            $1,619,026     $1,197,807     $   --
                                          ==========     ==========     ========

Note E----Related Party Transactions

The Company has loans from shareholders, directors and officers who have assisted the company in meeting its financial commitments, as follows:

                                                        December 31,                 June 30,
                     Loans                                  1997                1997           1996
                     -----                                  ----                ----           ----
Loans                                                   $1,290,809        $   391,350        $55,000
Repayments                                                 595,214            148,763             --
Payables to related parties                                641,385            297,587         55,000
Interest expense:
   Paid in cash                                             36,388              3,163             --
   Stock issued in lieu                                     18,546             23,475             --

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note E----Related Party Transactions, continued

The Company has had transactions with other companies related through common ownership as follows:

                                                                   December 31,
                                                                       1997
                                                                  -------------
Capital Funding and Financing Group, Inc.:
    Purchase of furniture and equipment                           $    215,376
    Loans                                                              637,500
    Repayments                                                         249,772
    Balance with KTV at date of acquisition                          1,836,966
    Receivables from related parties at December 31, 1997         $  1,233,882

Kidztime TV Management Group, Inc.:
    Sale of furniture and equipment                               $     88,150
    Due for development of promotional program                         250,000
    Loans                                                                5,000
    Repayments                                                          97,500
    Balance with KTV at date of acquisition                         (2,080,000)
    Payables to related parties at December 31, 1997              $ (2,323,650)


The  receivable  from  Capital  Funding  has  been   collateralized   by  former
shareholders of Kidztime TV, Inc., with their stock in the Company.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note E----Related Party Transactions, continued

KTV has eighty affiliates (formed as LLC's) nationwide who are licensed to air KTV's programming on local cable channels. These affiliates were organized through efforts of Capital Funding and Financing Group, Inc. and participate in promotional programs such as the Kidztime Challenge. The license agreement provides that programming is provided free to the affiliates, but they must pay for their own local access costs and satellite transmission. KTV contracts for these services on behalf of these affiliates. As a result, funds are advanced for the affiliates and advances to KTV occur, as follows:

                                                               December 31,
                                                                   1997
                                                               ------------

Kidztime Affiliate LLC's
    Billings for renewal license fees                            $440,000
    Payments to affiliates                                        114,914
    Charges for satellite transmission                             89,160
    Amounts received from related parties                         559,071

    Balances with KTV at December 31, 1997
      Receivables from related parties                           $527,155
      Payables to related parties                                 837,639


Note F----Income Taxes

The Company files a consolidated federal and state income tax returns as required by the applicable income tax laws.

Net deferred tax assets from continuing operations consist of the following:


                                            December 31,             June 30,
                                               1997            1997           1996
                                             ---------      ---------      ---------
Deferred tax assets
    Amortization of goodwill                 $  33,571      $    --        $    --
    Allowance for bad debts                      7,500           --             --
    Net operating loss carryforwards           515,345        186,345          2,006
                                             ---------      ---------      ---------
                                               556,416        186,345          2,006
Valuation allowance                           (556,416)      (186,345)        (2,006)
                                             ---------      ---------      ---------

Net deferred tax asset                       $    --        $    --        $    --
                                             =========      =========      =========

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note F----Income Taxes, continued

The Company recorded a valuation allowance due to the uncertainty of the Company's ability to realize future benefits of net operating loss carryforwards or other future tax deductions.

The benefit from income taxes is summarized as follows:


                            December 31,           June 30,
                               1997           1997          1996
                               ----           ----          ----
Current                      $   --         $   --         $   --
Deferred                         --             --             --
                             ------         ------         ------

                             $   --         $   --         $   --
                             ======         ======         ======

The Company has net operating loss carryforwards of approximately $2,063,000 which expire in 2011 through 2013. Acquired subsidiaries have another $352,000 available to apply to their separate taxable earnings through 2011.

Note G----Stockholders' Equity

The Series A Preferred Stock accrues dividends of $9.25 per share per annum. Dividends are cumulative and payable semi-annually on January 1 and July 1. At any time on or before January 1, 2000, each share of Preferred Stock is convertible into 25 shares of common stock. The liquidation preference of Preferred Stock is the par value of $100 per share plus any unpaid dividends whether or not declared.

The Company has issued common stock to officers, key employees and consultants as follows:


                                      December 31,              June 30,
                                         1997            1997            1996
                                         ----            ----            ----

Number of shares granted                 450,830      12,201,660       5,000,000
Estimated weighted average fair
market value at date of grant        $      .782     $      .003     $      .001
Compensation cost recognized         $   352,330     $    35,245     $     5,000

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note G----Stockholders' Equity, continued

In addition, common stock has been issued to notes payable holders as incentive to loan funds to the Company, and to other persons and entities who have acted as finders in identifying equity investors.

These transactions have been recognized as follows:

                                                   December 31,        June 30,
                                                       1997              1997
                                                       ----              ----
     Number of shares issued to notes
         payable holders                              190,000           313,000
     Interest expense recognized                     $ 18,546          $ 23,475
     Number of shares issued to finders               815,100           158,000
     Stock issuance costs recognized                 $252,650          $ 15,800

Note H----Backlog

Backlog represents the amount of revenue the Company expects to realize from executed long-term contracts for future sales of prepaid calling cards. At December 31, 1997, the Company had a backlog of $24,500,000 through February 2001, as follows:

                       Year
                        1                $19,300,000
                        2                  2,400,000
                        3                  2,400,000
                        4                    400,000
                                         -----------
                                         $24,500,000
                                         ===========

Note I----Commitments and Contingencies

Purchase Contracts
The Company has contracts with companies who provide various services. These contracts provide for minimum purchases over the term of the contract. Internet services are contracted for at a minimum of $5,845 monthly through September 1999. Long distance services are contracted for at $250,000 minimum monthly through March 2000.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note I----Commitments and Contingencies, continued

Regulatory Agency Administrative Proceedings

Certain state regulatory agencies have requested administrative hearings against Capital Funding and Financial Group, Inc. (Capital Funding) and the Company's subsidiary, Kidztime TV, Inc. (KTV) involving the solicitation and sale of partnership interests in Kidztime TV territorial affiliates, Regulators have asserted that the partnership interests were offered and sold as unregistered securities.

In addition, in late 1997 the Securities and Exchange Commission (SEC) commenced a formal investigation on the same matter.

The Company and KTV believe that there will not be any material financial impact on these financial statements as a result of the following:

      o KTV sold its licenses to Capital Funding who assigned the licenses to each Kidztime TV territorial affiliate at the time of formation.

      o    KTV took no part in the sale of partnership interests.

      o The license agreement between KTV and Capital Funding includes an indemnification provision requiring Capital Funding to defend any actions and absorb all losses, claims, damages, liabilities and expenses.


Concentrations of Risk
For the six months ended December 31, 1997, the company had sales of prepaid cards to one customer representing 58% of prepaid card revenues ($1,584,364).

The Company maintains cash deposits in several banks, and deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997, the uninsured portion of the balance at one bank was approximately $130,000.

                       North American Digicom Corporation
                          Notes to Financial Statements
                    December 31, 1997, June 30, 1997 and 1996

Note J----Business Segments Information

The Company's  operations  have been  classified  into three business  segments:
Long-distance telephone services including prepaid calling cards, licensing and television programming and Internet services.

Summarized financial information by business segment is as follows:

                                   December 31,                 June 30,
                                       1997             1997               1996
                                  ------------      ------------      ------------
Net sales
    Long distance                 $  1,844,609      $    134,309      $       --
    Television                         610,688              --                --
    Internet                            12,243              --                --
                                  ------------      ------------      ------------

                                     2,467,540           134,309              --
                                  ------------      ------------      ------------
Operating income (loss)
    Long distance                     (789,091)         (640,445)           (8,025)
    Television                        (289,598)             --                --
    Internet                          (214,204)             --                --
                                  ------------      ------------      ------------

                                    (1,292,893)         (640,445)           (8,025)
                                  ------------      ------------      ------------

Total Assets
    Long distance                    7,967,713         1,522,462            51,975
    Television                       9,414,338              --                --
    Internet                           691,420              --                --
                                  ------------      ------------      ------------

                                    18,073,471         2,357,678            51,975
                                  ------------      ------------      ------------

Depreciation and amortization
    Long distance                      179,144            34,592              --
    Television                         106,114              --                --
    Internet                           126,114              --                --
                                  ------------      ------------      ------------

                                       411,285            34,592              --
                                  ------------      ------------      ------------
Capital expenditures
    Long distance                      938,497         1,341,377            47,292
    Television                           1,000              --                --
    Internet                             5,436              --                --
                                  ------------      ------------      ------------

                                  $    944,933      $  1,341,377      $      7,292
                                  ------------      ------------      ------------

                       North American Digicom Corporation
                          Notes to Financial Statements
                  December 31, 1997, and June 30, 1997 and 1996

Note K----Financial Developments

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the six months ended December 31, 1997, the Company incurred a loss of $1,526,791, and used cash in operations of $681,182. In addition, the Company at December 31, 1997 had a working capital deficit of approximately $2,500,000. Significant liquidity demands exist in the short term including approximately $550,000 to fund anticipated equipment additions for capacity requirements.

The Company believes through its preferred stock private offering and related party sources, it can raise sufficient funds to fund operations until they begin generating cash and successful operations can be attained.


Note L----Subsequent Events

Subsequent to December 31, 1997, proceeds have been received aggregating $559,000 from the sale of an additional 5,590 shares of Series A preferred stock.

During January 1998, the Company issued 250,000 shares of common stock pursuant to an asset purchase agreement. The assets acquired had an estimated fair market value of $500,000.

On January 26, 1998, the Company agreed to exchange all of its outstanding shares for a 95% interest in the stock of Ethika Corporation. Upon approval of the merger by Ethika's shareholders, but no later than March 31, 1998, the closing will occur. Ethika will then change its name to North American Digicom Corporation. The merger is intended to be a reverse acquisition.

                       North American Digicom Corporation
                          Notes to Financial Statements
                  December 31, 1997, and June 30, 1997 and 1996

Note M----Supplemental Cash flow Information


                                              Six months           Year          Inception
                                             period ended         Ended     (December 27, 1995)
                                              December 31,       June 30,     through June 30,
                                                  1997             1997            1996
                                                  ----             ----           ----
Supplemental Cash Flow Information:
  Cash payments for interest                  $   16,957       $   28,973          $  --

  Cash refunds for income taxes                   90,000             --               --

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:
     Equipment financed by capital
       lease obligations                      $  446,203       $1,249,545          $  --
     Common stock issued for note
       payable conversion                           --             35,000             --
     Common stock issued for common
       stock of business acquired              5,141,781          791,853             --
     Repayment of short-term borrowings
       by issuance of note                          --             88,928             --

                                                                       (4)(2)(5)

                               Ethika Corporation
                         Pro Forma Financial Statements
                             As of December 31, 1997
                                   (Unaudited)


On January 8, 1998, Ethika Corporation ("Corporation") signed a letter of intent with North American Digicom Corporation ("NADC"), a privately owned company headquartered in Lakewood, Colorado, to acquire 100% of the outstanding common stock of NADC. On January 26, 1998, the parties signed an Agreement and Plan of Reorganization (the "Reorganization Agreement"), to complete the transaction. The Reorganization Agreement requires that the Corporation's common stock be reverse split on the basis of one (1) new share for every twenty-two and one half (22.5) shares presently outstanding with all fractional shares being rounded up to the next highest multiple of fifty (50) shares. Then the shareholders of NADC will exchange their common stock for Ethika common stock at the rate of three (3) shares of Ethika common stock for four (4) shares of NADC stock. The NADC shareholders will receive approximately 19.6 million post-split shares of Ethika, which will represent approximately 95% of the then outstanding shares. The Reorganization Agreement also requires that the Corporation's
Articles of Incorporation be amended to eliminate the par value of the Corporation's common stock, authorize a class of preferred stock whose rights and preferences can be set by the Board of Directors and authorize a name change of the Corporation to North American Digicom Corporation. The Reorganization Agreement also calls for the Corporation's shareholders to approve a re-domicile of the Corporation to Colorado. This transaction is a reverse acquisition, whereby NADC will become the historical reporting company and is treated as the acquirer for accounting purposes.

Basis of Presentation:

Ethika Corporation's fiscal year end is December 31, while NADC currently has a fiscal year end of June 30. So that the proforma financial statements closely reflect the combined operations as prepared from audited financial statements, we have utilized the audited December 31, 1997 balance sheets of both Ethika and NADC to prepare the combined proforma balance sheet. We have utilized Ethika's audited Statement of Operations for the twelve months ended December 31, 1997 and the NADC Audited Statement of Operations for the six months ended December 31, 1997 to prepare the combined proforma Statement of Operations. Since during the year ended June 30, 1997, NADC's operations were primarily start up in nature, recasting of the December 31, 1997, NADC statement of operations to include prior months was determined to be immaterial to the presentation. The NADC audited statement of operations for the twelve months ended June 30, 1997 recorded sales of $134,309 and a net loss of $734,181.

Purchase Price Consideration:

APB 16, paragraph 70 state in part "... that presumptive evidence of the acquiring corporation combinations effected by an exchange of stock is obtained by identifying the former common stockholder interests of a combining company which ether retain or receive the larger portion of the voting rights in the combined corporation. That corporation should be treated as the acquirer unless other evidence clearly indicates that another corporation is the acquirer..." (SEC 4220.52)

SEC 4220.52 continues, "Consideration in a Reverse Acquisition is determined no differently than in a normal acquisition, (i.e., fair value of stock issued or the fair value of assets received and liabilities assumed, whichever is more indicative of the accounting acquirer. However, in a Reverse Acquisition the stock issued goes to the accounting acquirer (NADC). Accordingly, since the accounting is the reverse of normal, it is the fair market value of issuer's net assets depending on whether the stock is trading in excess (less than) book value respectively."

Where the issuer is public, cost would normally be based on the aggregate fair market value of the issuer's stock outstanding at date of acquisition. Such cost would be allocated to the fair market value of net assets acquired and any resultant goodwill would be recognized. Since the Corporation became delisted from NASDAQ on February 13, 1998, and is currently being traded in the "pink sheets", it is appropriate to use the net asset value $1,701,091 of Ethika at December 31, 1997 as the purchase price for this transaction and in preparing all of the proforma financial statements. At February 13, 1998, the total market capitalization was $2.84 million and the market value of public float was $2.15 million.

Proforma earnings per share has been calculated as though the 22.5 reverse split and the 4 for 3 exchange of NADC stock for Ethika stock occurred at January 1, 1997.

                                                  Ethika Corporation
                                                 Pro Forma worksheet
                                               As of December 31, 1997
                                                      Unaudited



                                                                     -------------------------------      Combined
 DESCRIPTION                                 Audited        Audited               Adjustments             Unaudited
                                             Ethika           NAD             Dr.            Cr.          Pro Forma
                                             ------           ---             ---            ---          ---------
 ASSETS
 Current Assets:
 Cash and cash equivalents                   535,651         250,538              -                         786,189
 Marketable security                         549,281                                                        549,281
 Accounts receivable, net                                  6,200,784                                      6,200,784
 Receivables from related parties                          1,761,037                                      1,761,037
 Lease receivable                            112,763                                                        112,763
 Prepaid and Other assets                          -       1,039,276                                      1,039,276
 Net assets held for sale                    739,545                                                        739,545
                                         -----------     -----------     ----------     -----------     -----------


      Total Current Assets                 1,937,240       9,251,635              -               -      11,188,875

 Property, plant and equipment- net           45,097       2,160,894                                      2,205,991

 Other Assets:
 Software development costs                                   56,146                                         56,146
                                                                                                                  -
 Deferred Income Tax                                                                                              -
 Goodwill                                                  6,604,796                                      6,604,796
 Lease receivable, non-current               166,746                                                        166,746
                                         -----------     -----------     ----------     -----------     -----------
      Total Assets                         2,149,083      18,073,471              -               -      20,222,554
                                         ===========     ===========     ==========     ===========     ===========


 LIABILITIES AND SHAREHOLDER'S EQUITY
 Current liabilities:
 Accounts payable and accrued expenses      (367,992)     (1,493,524)                                    (1,861,516)
 Accrued expenses                                           (221,834)                                      (221,834)
 Payable to related parties                        -      (3,802,674)                                    (3,802,674)
 Notes payable (LOC)                               -         (49,900)                                       (49,900)
 Deferred revenue                                         (5,823,983)                                    (5,823,983)
 Current portio of Long-term debt                  -        (380,646)                                      (380,646)
 Accrued loss on discontinued operations     (80,000)                                                       (80,000)
                                         -----------     -----------     ----------     -----------     -----------
      Total current liabilities             (447,992)    (11,772,561)             -               -     (12,220,553)

 Notes payable                                            (1,242,938)                                    (1,242,938)
                                         -----------     -----------     ----------     -----------     -----------
 Total liabilities                          (447,992)    (13,015,499)             -               -     (13,463,491)
                                         -----------     -----------     ----------     -----------     -----------

                                                  Ethika Corporation
                                                 Pro Forma worksheet
                                               As of December 31, 1997
                                                      Unaudited
                                                     (continued)



                                                                     -------------------------------      Combined
 DESCRIPTION                                 Audited        Audited               Adjustments             Unaudited
                                             Ethika           NAD             Dr.            Cr.          Pro Forma
                                             ------           ---             ---            ---          ---------
 Shareholder's Equity:
 Common Stock                            (20,361,458)     (6,891,969)    20,361,458      (1,701,091)     (8,593,060)
 Preferred stock                                            (435,000)                                      (435,000)
 Discount on Common Stock                  8,123,528                                     (8,123,528)              -
 Treasury Stock                                1,112                                         (1,112)              -
 Accumulated deficits                     10,535,727       2,268,997                    (10,535,727)      2,268,997
                                         -----------     -----------     ----------     -----------     -----------
                                          (1,701,091)     (5,057,972)    20,361,458     (20,361,458)     (6,759,063)
                                         -----------     -----------     ----------     -----------     -----------
 Total liabilities and equity             (2,149,083)    (18,073,471)    20,361,458     (20,361,458)    (20,222,554)
                                         ===========     ===========     ==========     ===========     ===========

See accompaning notes to Pro Forma Financial Statements

                                                                       (4)(2)(6)

                           MEMORANDUM OF UNDERSTANDING

The various litigants in the Complain styled Eur. Am. Et al. vs. Ethika et al., Cause No. 3:96CV688LN have agreed that it is in the best interests of all parties to settle all litigation, present and future, and to work harmoniously together to ensure the future of Ethika and any company with which it merges, purchases, or otherwise creates an association. Therefore, the litigant agrees as follows:

1. To withdraw and dismiss any present or future lawsuits among the parties, and to execute the Agreement and Release which follows.
2. In recognition of the agreement to work together in the best interest of Ethika, as witnessed by the dismissal of the subject suit and covenants to refrain from future litigation, the Plaintiffs or any one of them, or such entity chosen by them, shall within three business days purchase not less than seven million shares of Ethika stock, at 9 cents per share for cash or marketable securities acceptable to Nasdaq.
3. To work together to maintain the Nasdaq listing of Ethika, or of any company formed with Ethika.
4. All parties realize that time is of the essence, with a meting with Nasdaq already scheduled for December 15, 1997, relative to maintaining the Nasdaq listing of Ethika.
5. This agreement shall be signed by all parties, including a majority of the present Board Members of Ethika, and entities, such as Rial Equity Group or Arjon Enterprises controlled by any of the Plaintiffs, either by a Power of Attorney or other similar authority, and holding Ethika stock.

                              AGREEMENT AND RELEASE

THIS AGREEMENT AND RELEASE ("Agreement") made and entered into as of this the 12th day of December , 1997, by and among three groups of individuals and corporations, the first of which is hereinafter referred to collectively as "The Peeper Group" and is composed of (I) EUR AM B.V., (ii) RICHARD JONES, (iii) ALFRED PEEPER, (iv) AMARANTE FINANCIAL, S.A., (v) ARGERE HOLDINGS, S.A., (vi) LAROCHE HOLDINGS, S.A., and (vii) LASALLE INVESTMENT LTD.; the second of which groups of corporation and individuals is hereinafter collectively referred to as "The PMM Group" and is composed of (I) PHOENIX MEDICAL MANAGEMENT, INC., (ii) LARRY NELSON, and (iii) AUGUST J. RANTZ, III; and the third of which groups is composed of ETHIKA CORPORATION ("Ethika") and S. LEROY REED, JR. ("Reed").

                                    RECITALS

         1. The Peeper Group has heretofore filed its Complaint and First Amended Complaint in Civil Action No. 3:96CV688LN (now known as Civil Action No. 3:96CV688WN) on the docket of the United States District Court for the Southern District of Mississippi, Jackson Division ("The Litigation"), in which certain claims were set forth against Ethika and Reed.

         2. Ethika filed its Counterclaim and First Amended Counterclaim against the Peeper Group, the PMM Group, and Alanco Environmental Resources Corporation ("Alanco"), wherein certain claims were set forth.

         3. Ethika has heretofore reached a settlement with Alanco, and Alanco has been dismissed as a party to the Litigation.

         4. The Peeper Group, Ethika, and Reed have resolved the litigation and wish to reduce said Agreement to writing.

         5. The PMM Group joins the Peeper Group, Ethika, and Reed in desiring to see the Litigation resolved short of trial.

                                    COVENANTS

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, undertaking and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree, covenant, and stipulate as follows:

         1.  Ethika  will call a special  meeting  of its  shareholders  for the purpose of electing directors of the corporation and voting on any other proposals to be brought before the meeting. The referenced special shareholders meeting will be held at the earliest date permitted after execution of the
Agreement and Release and Memorandum of Understanding, subject to Sec regulations, but no later than February 20, 1998. This meeting shall fill the purpose of the letters received by Ethika, requesting a special shareholders meeting.
         2. The Complaint, First Amended Complaint, Counterclaim, and First Amended Counterclaim shall be dismissed with prejudiced, and the Peeper Group, Ethika, Reed, and the PMM Group hereby authorize their attorneys of record to take any and all actions reasonably necessary to accomplish such dismissal pursuant to an in accordance with the terms of this Agreement. Each group shall bear its own costs and attorney's fees. Each group, together with the officers, shareholders, directors, and employees of the corporations in each group, and the heirs, and representatives of the individuals in each group, hereby releases, acquits and discharges the other groups (and the officers, directors, shareholders, employees, agents and attorneys of the corporations in each group, and the employees, agents and attorneys of the individuals in each group) from any and all present or future claims, demands, actions or causes of action for all wrongful acts alleged or which could have been alleged in The Litigation and for any conduct, statement, or writing related to or connected directly or indirectly with the filing of any Complaint, Amended Complaint, Answer, Counterclaim, Amended Counterclaim, or other pleading in the initiation, prosecution or defenses of The Litigation.

         The foregoing notwithstanding the parties acknowledge and agree that no action shall be taken relative to any legal proceedings against Universal Management Services, a revoked Nevada Corporation.

         3. In the event a board of directors is elected at the referenced special shareholders meeting friendly to The Peeper Group, then, and in such event, this Agreement shall be ratified by the said board.

         4. Each party represents and warrants that it/he is acting voluntarily and of he/its free will, and that in executing this Agreement and Memorandum of Understanding attached hereto and incorporated by reference hereby, he/it was not induced by any representation whatsoever other than these stated herein, and that he/it is in no manner relying upon any promise, warranty, representation or agreement of any kind whatsoever.

         5. This Agreement is to be construed according to the laws of the State of Mississippi effective this date.

         6. This Agreement contains a full and complete understanding of the parties and may not be modified except in writing and signed by both parties.

         7. It is expressly understood, agreed, covenanted and stipulated that this Agreement constitutes a compromise between the parties of disputed claims and no covenant imposed hereby or activity pursuant hereto shall be construed as an admission of liability in the premises, liability being expressly denied by all parties.

         8. There are presently 1,050,000 shares of Ethika stock, being either held by Ethika, or having been placed in the registry of the Court, which, after execution of this Agreement, will be returned to the Plaintiffs, after first being reissued according to Schedule A, attached.

         9. There are presently certain other shares of Ethika in the possession of Alfred Peeper, which need to be reissued in other names. Ethika will assist Alfred Peeper is having these shares reissued in the proper form and correctly registered.

         10. After execution of the Memorandum of Understanding and the Agreement and Release, not less than three members of the present Board will resign within 3 days, or at a date thereafter that is agreeable to the Plaintiff. Upon such resignation, the Ethika Board shall appoint Dennis Brovarone, Russell Burk, and Dennis Nielsen to serve the unexpired terms in accordance with the corporation's bylaws.

         11. The terms of this Agreement are contractual and not mere recitals.

         12. This Agreement may not be modified except in writing signed by all parties.

         13.  This Agreement may be executed in counterparts.


WITNESS THE SIGNATURE OF the corporation of Eur Am B.V., by its duly authorized officer, this the ___ day of December, 1997.

EUR AM B.V.
/s/
Its:

WITNESS THE SIGNATURE OF Richard Jones, this the ___ day of December, 1997.

RICHARD JONES
-------------
/s/ Richard Jones

WITNESS THE SIGNATURE OF Alfred Peeper, this the ___ day of December, 1997.

ALFRED PEEPER
-------------
/s/ Alfred Peeper

WITNESS THE SIGNATURE OF the corporation of Amarante Financial, S.A.., by its duly authorized officer, this the ___ day of December, 1997.

AMARANTE FINANCIAL, SA.
/s/
Its:

WITNESS THE SIGNATURE OF the corporation of Argere Holding, S.A., by its duly authorized officer, this the ___ day of December, 1997.

ARGERE HOLDING, S.A.
/s/
Its:

WITNESS THE SIGNATURE OF the corporation of LaRoche Holding, S.A.., by its duly authorized officer, this the ___ day of December, 1997.

LAROCHE HOLDING, S.A.
/s/
Its:

WITNESS THE SIGNATURE OF the corporation of LaSalle Investment Ltd.., by its duly authorized officer, this the ___ day of December, 1997.

LASALLE INVESTMENT LTD.
/s/
Its:

WITNESS THE SIGNATURE OF the corporation of Phoenix Medical Management, Inc., by its duly authorized officer, this the ___ day of December, 1997.

PHOENIX MEDICAL MANAGEMENT, INC.
/s/
Its:

WITNESS THE SIGNATURE OF Larry Nelson, this the ___ day of December, 1997.

LARRY NELSON
/s/ Larry Nelson

WITNESS THE  SIGNATURE  OF August J. Rantz,  III,  this the ___ day of December,
1997.

AUGUST J. RANTZ, III
/s/ August J. Rantz, III

WITNESS THE SIGNATURE OF the corporation of Ethika Corporation, by its duly authorized officer, this the ___ day of December, 1997.

ETHIKA CORPORATION
/s/ G. Thomas Reed
Its: President

WITNESS THE SIGNATURE OF S. Leroy Reed, Jr., this the ___ day of December, 1997.

S. LEROY REED, Jr.
/s/ S. Leroy Reed, Jr.

WITNESS THE SIGNATURE OF the corporation of Rial., by its duly authorized officer, this the ___ day of December, 1997.

RIAL
/s/
Its:

WITNESS THE SIGNATURE OF the corporation of Arjon, by its duly authorized officer, this the ___ day of December, 1997.

ARJON
/s/
Its:

Witness the signatures of the Board of Directors of Ethika Corporation to the Memorandum of Understanding and the Agreement and Release between Ethika and the "Peeper Group."

/s/ Marcia C. Cohen                        /s/ S. Leroy Reed, Jr.
-------------------                        ----------------------
Marcia C. Cohen, Director                  S. Leroy Reed, Jr. Chairman

/s/ Robert B. Neal                         /s/ Anthony J. Spuria
------------------                         ----------------------
Robert B. Neal, Director                   Anthony J. Spuria, Director

/s/ Joseph D. Pegram, Esq.                 /s/ William D Stubblefield
--------------------------                 ---------------------------
Joseph D. Pegram, Esq., Director           William D. Stubblefield, Director

/s/ Herbert G. Rogers, III
--------------------------
Herbert G. Rogers, III, Director

                                                                       (4)(2)(7)




                               PURCHASE AGREEMENT

                                     BETWEEN

                               Ethika Corporation

                                       AND

                          TEXT RETRIEVAL SYSTEMS, INC.

                                       AND

                              TRS ACQUISITION CORP.


                          Dated as of February 10, 1998

                                    SCHEDULES



1.    All Required Disclosures of Sellers.
2.    All Required Disclosures of Buyer.
3.    TRS Assets & Contracts Conveyed to Buyer Except As Noted.
4.    TRS Liabilities Assumed by Buyer.
5.    Material Contracts Conveyed With Stock of TRS Purchased by Buyer.

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (the "Agreement"), dated as of February 9, 1998, is made between ETHIKA CORPORATION, a Mississippi corporation ("ETHIKA"), its wholly owned subsidiary, Text Retrieval Systems, Inc., a Florida corporation ("TRS") hereinafter collectively referred to as "Sellers", and individually as "Ethika" and "TRS", and TRS Acquisition Corp., a Florida Corporation, or its assigns, hereinafter referred to as "Buyer".


                                  INTRODUCTION

     Sellers desire to sell all of the assets of TRS and Buyer desires to purchase such assets, with the exception of its contract with the American Medical Association and any accounts receivable or expenses relating thereto, on the terms and conditions set forth in this Agreement. After Closing Ethika has agreed that it or its successors or assigns shall retain and be exclusively responsible for all liabilities of TRS not disclosed on Schedule 1 and assumed by Buyer on Schedule 4; provided, however that Ethika's responsibility therefore will be governed by the conditions set forth in Article XI.

        NOW,   THEREFORE,   in   consideration   of  the   foregoing   and   the
representations, warranties and agreements herein contained, the parties agree as follows:

                                    Article I
                                   Definitions

The following terms, as used herein, have the following meanings:

     "Closing" has the meaning set forth in Article X.

     "Closing Date" has the meaning se2t forth in Article X.

     "Equipment" has the meaning set forth in Article II.1.

     "TRS" has the meaning set forth in the Introduction.

     "Encumbrances" has the meaning set forth in Article III.14.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" has the meaning set forth on Schedule 3.

     "Intellectual Property" has the meaning set forth in Article II.1.

     "Interim TRS  Financial  Statements"  has the  meaning set forth in Section
        III.11.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Inventory" has the meaning set forth in Article II.1.

     "Legal Action" has the meaning set forth in Article XI.2(ii).

     "Licenses and Permits" has the meaning set forth in Article II.1.

     "Material Contracts" has the meaning set forth in Article III.16.

     "Materially or Material Adverse" means involving an amount per occurrence in excess of $2,000.

     "Person" means an individual, a corporation, a partnership, an association, a labor union, a trust or any other entity or organization, including a government, a governmental body, a political subdivision or an agency of instrumentality thereof.

     "Purchased Assets" has the meaning set forth in Article II.1.

     "Purchase Price" has the meaning set forth in Article II.4.

     "Sellers Disclosure Schedule" means the disclosure schedule delivered by Sellers to Buyer simultaneously with the execution of this Agreement, which schedule contains certain information constituting an integral part of this Agreement attached hereto as Schedule 1.

     "Survival Date" has the meaning set forth in Article XI.4.

     "Transferred Employees" has the meaning set forth in Article VI.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         II.1. Purchase and Sale of Assets. At the Closing, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, all of the assets, properties and rights of Sellers necessary to conduct, or used by Sellers in the conduct of, the business of TRS (the "Purchased Assets") including, without limitation, (i) the "Equipment" which includes machinery, furniture, vehicles, tools, supplies and other miscellaneous tangible property as set forth on
Schedule 3 (ii) the "Inventory" which includes raw materials, work in process and finished goods, (iii) the "Licenses and Permits" which are licenses and permits issued by governmental agencies that are required to operate the business of TRS and are assignable, (iv) the "Intellectual Property" which includes tradenames, trademarks, service marks, proprietary software set forth on Schedule 3, patents, copyrights and proprietary processes and formulae, (v) the rights of Sellers under all contracts and leases provided that Buyer assumes the related liabilities pertaining thereto as set forth in the attached Schedules, (vi) the books and records, whether or not computerized, (vii) all prepaid expenses and (viii) all other tangible and intangible assets which historically have been reflected in the records of Sellers as assets of TRS and are not set forth on Schedule 3.

     II.2Excluded Assets. Schedule 3 notes all TRS assets not conveyed from Sellers to Buyer and they are excluded from transfer under this Agreement.

     II.3Assumed Liabilities. At the Closing, Buyer will assume the liabilities and obligations of Sellers set forth on Schedule 4.

     II.4Purchase Price. The amounts to be paid for the Purchased Assets ("the Purchase Price") buyer will be $150,000, payable as follows:

          (a). At the Closing, Buyer will pay Sellers $150,000, of which $40,000 shall be placed in an interest bearing depository account at the Northern Trust Bank of Chicago for 18 months, subject to withdrawal only to pay claims made against Buyer or an assignee or affiliate of Buyer which constitute a breach of Sellers representations and warranties or other undertakings pursuant to this Agreement. Buyer and Dennis Brovarone, as agent for Seller shall have joint signature authority over such account for any disbursement over $2,000. Buyer can sign and disburse amounts up to $2,000 per claim. Regardless of amount of disbursement, funds from this account will only be used to pay such claims in accordance with the terms of Article XI. After the expiration of said 18-month period, Sellers shall be paid all funds remaining in said account including all accrued interest.

          (b). In addition, Buyer shall pay the continuing payments described in
Article III.

                                   Article III

                               Continuing Payments

         III.1 By September 30 of each year, beginning with the twelve month period comprised of July 1, 1998 to June 30, 1999 (the "Annual Payment Period") and ending on June 30, 2008, Buyer shall pay Ethika Corporation or its successors or assigns an annual amount equal to $10 per subscriber who paid all or a portion of its subscription invoices in the prior Annual Payment Period and who purchased or renewed a subscription to HR/Comply after the Closing Date and was solicited by Buyer due to the fact that he or she was a member of the Society for Human Resource Management ("SHRM"). The ten-year period from July 1, 1998 to June 30, 2008 is hereinafter referred to as the "Subsequent Payment Period."

         The intention of the preceding qualification as to SHRM membership at the time of subscription purchase is to exclude sales to corporations or other entities which are not the result of sales made pursuant to leads generated through the contract with the Society for Human Resource Management being purchased by Buyer pursuant to this Agreement, including any renewals, extensions or amendments of the agreement with SHRM made during the Subsequent Payment Period. For example, a blanket sale to a large corporation originating from a sales presentation made by a sales agent of Buyer which did not originate from a solicitation using information provided from SHRM and having nothing to do with the customer's SHRM membership (it should be noted that only individuals, not entities can be SHRM members) would not be included as a subscription subject to continuing payments.

         Buyer shall pay a pro rata amount of such $10 for each such subscriber who paid only a portion of the applicable year's total subscription invoices in any given Annual Payment Period during the Subsequent Payment Period.

         III.2 Limitation on Continuing Payments. When the cumulative paid amount called for in III.1 above reaches $1,500,000, Buyer's obligations to make such payments shall terminate.

         III.3 Right to Offset. Any payments required pursuant to these Articles II and III shall be offset by any unpaid indemnities due Buyer from Seller resulting from a breach of any of Sellers obligations or representations or warranties made pursuant hereto to the extent that the cost to cure any such breach has not been paid from the aforementioned $40,000 trust account described in Article II.4 above.

         III.4 Right to Audit. Buyer agrees to keep records showing gross sales and collections of all sales in sufficient detail to enable the payments required hereunder to be determined, and Buyer further agrees to permit its books and records with respect to such gross sales and collections to be examined once per calendar year, upon forty eight (48) hours written notice, to the extent necessary to verify the correctness of the payments made to Sellers for the prior Annual Payment Period.

         Such examination will be made during normal business hours at Buyer's place of business at the expense of Sellers by an auditor appointed by Sellers (and who may be an employee or agent of seller or an independent accountant, at Seller's choice) who shall report to Sellers on the amount of payments owed for the period under audit.

         Any deficiency in the amount paid by Buyer versus the audited payments required of Buyer as determined by such audit shall be paid by Buyer with 10% simple interest on the amount underpaid within thirty (30) days of receipt by Buyer of a copy of the auditor's report and a notice from Seller of the additional amounts due, unless disputed by Buyer.

         If Buyer does dispute the auditor's report, Buyer shall provide to Seller a detailed justification of its dispute. If Seller and Seller's auditor still feel an underpayment has occurred and further work is required to reconcile the disputed amount, Seller shall appoint an independent auditor different from the prior auditor to re-examine the books and records of Buyer, and report to Seller the results of this second audit, which shall be independent of the first audit.

         If Seller, based upon the results of both audits feels there is still an amount underpaid and due from Buyer, then Seller shall notify Buyer within 30 days of the date of the independent auditor's report of the amount underpaid.

         Buyer shall remit the audited deficiency to Sellers within 30 days from Buyer's receipt of said notice of the results of such audits plus 10% simple interest on the deficiency unless Buyer still disputes the auditor's reports. If so, Buyer shall provide to Seller a detailed justification for its dispute. Buyer shall then retain its own independent auditor which shall audit the amount due versus the amount paid for the applicable period, and the result of Buyer's auditor's findings shall be averaged with the average result of the Seller's auditors.

         Buyer shall remit the averaged deficiency to Sellers within 30 days from Buyer's receipt of notice of the results of such averaged deficiency plus 10% simple interest on the deficiency. If the amount ultimately determined due to Sellers (exclusive of interest) is greater than 10% of the amount previously paid to Sellers, then Buyer shall pay for the costs of the Seller's audit, and if there is a second audit and it does not confirm the validity of Buyer's dispute, Buyer shall pay the costs of the second audit.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represent and warrant to Buyer the following:

         IV.1 Organization; Qualification. Sellers are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have corporate power and authority to own the assets and carry on the business of TRS as it is presently being conducted. Sellers are duly qualified and in good standing to do business in each jurisdiction in which the business of TRS makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchased Assets or the business of TRS.

         IV.2 Authority Relative to this Agreement. Sellers have corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Sellers of this Agreement, and the consummation by them of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Sellers and no other corporate proceedings on the part of Sellers are necessary with respect thereto. This Agreement has been duly executed and delivered by Sellers and this Agreement will constitute valid and binding obligations of Sellers.

         IV.3 No Violation. The execution and delivery by Sellers of this Agreement does not, and the consummation of the transactions contemplated hereby, will not (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Sellers, (ii) result in a default, or give rise to any right of termination, modification or acceleration, or the imposition of an Encumbrance on any of the Purchased Assets, under the terms or provisions of any agreement or other instrument or obligation to which Sellers are a party or by which Sellers, any of the Purchased Assets or the business of TRS may be bound, or (iii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Sellers, any of the Purchased Assets or the business of TRS (other than applicable "bulk sales" laws), excluding from the foregoing clauses (ii) and (iii) such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on the Purchased Assets or the business of TRS.

         IV.4 Consents and Approvals. Except as set forth in the attached Schedules and subject to Paragraph VII.1 hereof, is no requirement applicable to Sellers to make any filing with, or to obtain any consent or approval from any Person, as a condition to the consummation of the transactions contemplated by this Agreement (other than as may be required by any applicable "bulk sales" laws).

         IV.5 Compliance with Laws. Sellers have operated the business of TRS in compliance with all laws and regulations, federal, state or local applicable to the Purchased Assets or the business of TRS, including, without limitation, those related to (i) civil rights, (ii) zoning and building codes, (iii) public health and safety, (iv) worker health and safety, (v) labor, employment and discrimination in employment and (vi) environmental matters, except for such violations thereof as do not and cannot reasonably be expected to have a material adverse effect on the Purchased Assets or the business of TRS.

         IV.6 Licenses and Permits. Sellers have and have complied with all Licenses and Permits and Environmental Permits required to conduct the business of TRS as it is presently being conducted.

         IV.7 Financial Statements. Sellers have previously furnished Buyer with true and complete copies of unaudited financial statements for TRS for the twelve month period ending December 31, 1997 (the "TRS Financial Statements") and interim statements for the period from January 1, 1998 to January 31, 1998 (the "Interim TRS Financial Statements") in conformity with what was given by Sellers to their auditors with respect to TRS for the year ending December 31, 1997.

         Auditing adjustments have yet to be made, so Buyer understands that said financial statements have not been "closed" due to the necessity of journal entries that will have to be made by Sellers to reflect adjustments for year-end closing purposes of the consolidated financial statements of Ethika and its subsidiaries. Buyer agrees that any inaccuracy due to the absence of such year-end journal entries shall not constitute a breach of any representation or warranty hereunder, provided that they do not involve the failure to disclose any material liability of TRS incurred in the normal course of business or any asset known to Sellers rightfully belonging to TRS which should have been conveyed to Buyer as the result of the closing of this Agreement.

         IV.8 Absence of Change. Since December 31, 1997 there has not been any change, or development involving a prospective change, including, without limitation, any damage, destruction or loss (whether or not covered by insurance), which affects or can reasonably be expected to affect, materially and adversely, the Purchased Assets or business of TRS, and Sellers have not entered into any contract which can reasonably be expected to have any such effect. Sellers have continued to operate TRS in accord with prior and normal business practices, and have not used cash from TRS for purposes other than the payment of TRS expenses incurred in the normal conduct of its business.

         IV.9 Undisclosed Liabilities. Except as set forth in the attached Schedules since December 31, 1997, Sellers have not incurred, with respect to the Purchased Assets or the operations of the business of the TRS, any liabilities which are not reflected in the Interim TRS Financial Statements, other than those which were incurred subsequent to such date in the ordinary course of business and consistent with past practices and which have not and cannot reasonably be expected to have a material adverse effect on the Purchased Assets or the business of the TRS.

         IV.10 Labor and Employment Matters. The attached Schedule sets forth a complete and correct list of each collective bargaining agreement and each employment agreement covering employees of TRS. There are no controversies, claims or grievances pending, or, to the knowledge of Sellers, threatened between Sellers and any employees of TRS, or labor unions representing employees of Sellers, which have, or can reasonably be expected to have, directly or indirectly, a material adverse effect on the Purchased Assets or the business of TRS. Copies of each of the aforementioned agreements have been delivered to Buyer.

         IV.11 Litigation. Except as set forth in the Schedules there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Sellers, threatened against Sellers, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect on the Purchased Assets or the business of TRS which seek to limit, in any manner, the right of Buyer to control the business of TRS after the consummation of the transactions contemplated by this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect.

         IV.12 Titles to Properties. Sellers hold good and marketable title to all of the Purchased Assets, free and clear of liens, mortgages, changes, security interests or other defects in title ("Encumbrances"), except for such imperfections of title which are of the kind normally found relating to such assets and, in the aggregate, cannot be expected to affect, materially and adversely, the Purchased Assets or the business of the Buyer in its utilization of the Assets. All assets held or utilized by Sellers and conveyed to Buyer which are held under lease by Sellers are held under valid, enforceable and assignable leases, the terms of which shall be unchanged upon assignment.

         IV.13 Material Contracts. Schedule 5 contains a list of all contracts, leases and other obligations of Sellers relating to the business of TRS which involve amounts greater than $1,000 or which cannot be terminated on 30 days' written notice, all of which are referred to collectively as "Material Contracts." Sellers have complied in all material respects with all of its obligations under all of the Material Contracts and, subject to Paragraph VI.1 hereof, to the knowledge of Sellers, no event has occurred or condition exists which constitutes or can reasonably be expected to constitute a breach of any such contract by any party thereto.

         IV.14 Intellectual Property. Schedule 1 sets forth a complete list of all of the Intellectual Property Sellers own or have the right to use in the conduct of the business of the TRS. Sellers are not infringing upon any rights of any third party and, to the knowledge of Sellers no third party is infringing upon the rights of Sellers in the Intellectual Property.

         IV.15 Sufficiency of Purchased Assets. The Purchased Assets set forth on Schedule 3 include all of the material assets of Sellers used by Sellers in the conduct of the business of TRS as it is presently being conducted.

         IV.16    Employee Benefit Plans.

         (a) The attached Schedule 1 lists all of the employee benefit plans and programs including, without limitation, all retirement, savings and other pension plans, all health, severance, insurance, disability and other employee welfare plans and all incentive, unfunded deferred compensation, vacation and other plans that are maintained by Sellers with respect to employees of TRS or to which Sellers have contributed or are now contributing on behalf of the employees of the TRS.

         (b) As to each such plan, Sellers have complied, in all material respects, with all applicable laws and regulations, including specifically the applicable provisions of ERISA and the qualification provisions of the Internal Revenue Code.

         IV.17 Full Disclosure. None of the representations and warranties made in this Article contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers the following:

         V.1 Organization; Authority. Buyer is a Florida Corporation, duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no other proceedings on the part of Buyer are necessary with respect thereto. This Agreement has been duly executed and delivered by Buyer, and this Agreement, when executed and delivered by Buyer, will constitute valid and binding obligations of Buyer.

         V.2 Consents and Approvals. There is no requirement applicable to Buyer to make any filing with, or to obtain any consent or approval of any Person as a condition to the consummation of the transactions contemplated by this Agreement.

         V.3 No Violation. The execution and delivery by Buyer of this Agreement does not and will not violate any law or regulation, or judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Buyer.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         VI.1 Conduct of Business of TRS. From the date hereof until the Closing, Sellers will conduct the business of TRS only in the ordinary and usual course and in a manner consistent with past practices and will notify Buyer of any emergency or material change in the normal conduct of the business of TRS or of the initiation or threat of any litigation against, or investigation of Sellers which relates to the Purchased Assets or the business of TRS.

         (i) Contracts With SHRM, SSF&G and AIG. Sellers shall immediately notify Buyer of any termination or threatened termination of any contract between TRS and either the Society for Human Resource Management ("SHRM"), the law firm of Seyfarth, Shaw, Fairweather & Geraldson ("SSF&G") or the American International Group ("AIG"). Each of the aforesaid agreements is a Material Contract. Should any such termination occur or be threatened prior to Closing and remain uncured to Buyer's satisfaction, this Agreement shall automatically and immediately terminate and become null and void and neither party shall have any obligation to the other whatsoever.

         (ii) Purchase of TRS Stock. Buyer understands that the agreements noted above may not be assignable without the consent of the other parties thereto. Buyer has notified SHRM, SSF&G and AIG of its purchase of the assets of TRS, including the above contracts and each has verbally agreed to the transfer of the contracts to Buyer. However, there is insufficient time for Seller and Buyer to obtain written confirmation from SHRM, SSF&G and AIG prior to Closing. Therefore, to assure that Seller commits no innocent breach of this Agreement due to any failure to obtain written approval of the assignment of the above contracts, Buyer has agreed to purchase all of the outstanding stock of TRS from Sellers at the Closing for $10.

         The  stock  of TRS is being  conveyed  to  Buyer  exclusively  for this limited purpose, and shall not be construed as implying assumption of any liabilities on Buyer's part beyond those set forth on Schedule 4. Therefore, Ethika shall remain liable to Buyer for the consequences of Sellers' undertakings hereunder, including the accuracy all representations and warranties set forth herein as if transfer of TRS's stock never occurred.

          VI.2 Forbearances by Sellers. From the date hereof until the Closing, Sellers will not, without the written consent of Buyer, (i) sell, lease, transfer or encumber any of the Purchased Assets except in the ordinary course of business, (ii) amend, cancel or assign any Material Contract, (iii) enter into any Material Contract, (iv) make any commitments for capital expenditures related to TRS other than in the normal course of business, or (v) increase in any manner, directly or indirectly, the compensation of any employee or former employee of TRS.

         VI.3 Bulk Sales Laws. Notwithstanding any other provision of this Agreement, Sellers will indemnify and hold harmless Buyer from any and all claims made by creditors of Sellers relating to any "bulk sales laws" and from all costs (including reasonable attorney"'s fees) incurred in the defense of any claims made under such laws.

         VI.4 Investigation of Business and Properties. From the date hereof until the Closing, Sellers will afford Buyer and its authorized representatives, including, without limitation, its attorneys, accountants and financial advisors, full access at all reasonable times to its officers, employees, properties, contracts and books and records in order to enable Buyer to make a full investigation of the Purchased Assets and the business of TRS. Sellers will also furnish Buyer with such financial, operating and other information as Buyer may reasonably request in making such investigation.

         VI.5     Confidentiality.

         (a) The information which Buyer acquires about Sellers as a result of the investigations permitted by this Agreement is termed "Evaluation Material." Buyer agrees that neither it, nor any of its representatives will (i) use any such material for any purpose not related to the transactions contemplated by this Agreement or (ii) disclose any such material to anyone except its representatives who may need such information to perform their respective duties and have been informed of its confidential nature and who have agreed to treat it confidentially. If the transactions contemplated by this Agreement are not consummated, Buyer agrees that it and its representatives will return any written Evaluation Material in their possession, or will destroy and will not retain any such material, any copies thereof or any notes or memoranda made using such material.

         (b) The confidentiality agreement contained herein will terminate upon the earlier of two years after the date hereof or upon consummation of the transactions contemplated hereby.

         (c) The parties agree that monetary damages alone would not be a satisfactory remedy for a breach of that portion of the confidentiality agreement contained herein which relates to Evaluation Material and that if this confidentiality provision is breached, Sellers are entitled to injunctive relief as well as monetary damages.

         (c) Notwithstanding the foregoing, Buyer and its representatives may use and disclose Evaluation Material and information obtained from the Evaluation Material to the extent that (i) they acquired such information on a non-confidential basis prior to receipt thereof from (ii) such information has become generally available to the public, or (iii) such information is provided to the Person using or disclosing it by a Person who obtained such information other than as a result of a breach of this Agreement. Furthermore, Buyer and its representatives may disclose such information to the extent that they are required to do so to comply with a governmental or judicial order or decree, but upon receiving notice that any such order or decree has been issued or is being sought, they will promptly notify Sellers and will, at the expense of Sellers, if Sellers want such information to continue to be treated confidentially, cooperate with Sellers' efforts to contest the issuance of such order or decree.

         VI.6 Subsequent Events. If any event shall occur after the date of this Agreement and prior to the Closing which, had it occurred prior to the execution of this Agreement, should have been disclosed by Sellers or Buyer to the other, in a representation and warranty or otherwise, then, upon the happening of such event, such party shall promptly make such disclosure.

         VI.7 Negotiations with Others. From the date hereof until the Closing, Sellers will not, directly or indirectly, without the written consent of Buyer, initiate discussions or engage in negotiations with any Person, other than Buyer, concerning the sale, other than in the ordinary course of business, of all or any of the Purchased Assets.

         VI.8 Allocation of Purchase Price. The Purchase Price has been agreed upon by the parties and the values assigned to the various assets which constitute the Purchased Assets are listed in the Schedules.

         VI.9 Taxes and Recording Fees. All sales and transfer taxes and recording and filing fees incurred in connection with the acquisition of the Purchased Assets will be borne by Buyer.

         VI.10 Proration of Rent, Utility Charges, etc.. Any installment of rent due with respect to leases of real or personal property, and any utility or similar charge payable with respect to any of the Purchased Assets for the period in which the Closing occurs, shall be prorated between the parties on the basis of the actual number of days applicable to pre-Closing and post-Closing occupancy or use.

         VI.11 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

         VI.12 Public Announcements. The parties will consult with each other before issuing any press releases or making any public statements with respect to this Agreement and will not issue any such press release or make any such public statement without the consent of the other.

         VI.13 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate this transaction as promptly as practicable, including, but not limited to, the obtaining of all necessary consents, waivers or approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other in assisting it to comply with the provisions of this Section, and Sellers agree to take such steps as may be necessary to remove any Encumbrances (other than imperfections of title permitted by this Agreement) which affect the Purchased Assets. Notwithstanding the foregoing, no party hereto shall be required to initiate any litigation, make any substantial payment or incur any material economic burden, except for a payment otherwise then required of it, to obtain any consent, waiver, or approval, and if, despite its efforts, any party is unable to obtain any consent, waiver or approval, the other party may terminate this Agreement and shall have no liability therefor except as is provided in Article XII.

         VI.14 Mutual Covenants Not to Compete or Disclose Proprietary Information. (I) Within the United States of America, for a period of twenty-four months from the date of Closing, neither Buyer nor Ethika nor any of their respective subsidiaries, affiliates, successors or assigns, whether now owned or hereafter acquired, shall compete with each other in the hypertext or electronic publishing industry with respect to the creation and/or sale of any publication presently produces and marketed by any of them as of the date of Closing.

         Specifically, each party and each of Ethika's subsidiaries, as to themselves, their employees, principals, agents, officer, directors, stockholders, partners or otherwise, or in conjunction with any other Person, covenants not to compete with the other unless written permission is granted to do so during the next twenty-four months after Closing.

         Ethika, as the one-hundred percent stockholder of Compass Data Systems, Inc., a Utah corporation, and Legislative Information Systems, Inc., a Washington, DC corporation, executes this agreement on behalf of each of them, and to binds said companies hereby, and represents and warrants the sufficiency of its authority to bind them without further signature or action by either of these subsidiary corporations.

         Ethika shall send the President of each of the aforesaid companies a copy of this Article VIII.7 with a notification of its existence, notifying each President that the companies are bound by it. Ethika will also send Buyer a copy of said notices, and Ethika will do whatever is necessary to enforce this
Article VIII.7 so long as Buyer remains in compliance with its obligation not to compete with Ethika, et al.

         (ii) In addition to not competing, and in addition or supplement to the other restrictions and covenants concerning confidential information contained herein, none of the above parties or entities will disclose any information concerning or pertaining in any manner to the business, operations, customers and assets of another of said parties or entities without their prior written consent to such disclosure.

         (iii) In recognition of the irreparable injury which Sellers, Buyer and the other entities would incur due to a breach of these covenants, the aggrieved party shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to obtain damages, including interest, court costs and attorney's fees, for any breach of these covenants, and/or enjoin the breaching party from violating any of the provisions hereof.

         (iv) These covenants shall inure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and assigns.

         (v) These covenants shall be severable, and in the event any of them shall be held to be invalid by any court, the remaining covenants or portions thereof shall otherwise remain in full force and effect and shall be interpreted as if such invalid agreement or covenant was not contained herein. If any court shall determine that the provisions set forth in this Article VIII.7 shall not be enforceable in accordance with their terms, the parties agree such paragraphs shall be enforceable to the extent permitted by law.

         (vi) To the extent that any agreements not to compete exist between Bruce W. Grewell, Constance Gamble, or any employee or former employee of TRS, such covenants shall, upon Closing, become null and void.

         (vii). To the extent that any of these covenants become unenforceable as to any of the entities or Persons covered hereby, the reciprocal obligation of the other party shall become equally unenforceable without the necessity of judicial or administrative action.

         VI.15 Further Assurances. Sellers will use reasonable efforts to implement the provisions of this Agreement, and for such purpose, at the request of Buyer, will, at or after the Closing, without further consideration, promptly execute and deliver such additional documents as may be necessary to consummate more effectively the transactions contemplated hereby and to vest in Buyer title to the Purchased Assets, free and clear of Encumbrances.

         VI.16 Reattribution of TRS Tax Losses. Buyer will sign an election under Section 1.1502-20(g)(1) to reattribute the maximum allowable amount of losses attributable to TRS as permitted under said section. Buyer agrees to execute an appropriate election provided by Seller within seven months following the Closing. Any losses attributable to TRS after Closing shall be and remain attributable to TRS and shall not be reattributed to Seller.

                                   ARTICLE VII
                         EMPLOYEES AND EMPLOYEE MATTERS

         VII.1 Transferred Employees. Sellers have delivered to Buyer a list of all of the employees of Sellers who are employed by TRS as of the most recent date for which such information is available. Sellers will afford Buyer's representatives an opportunity, prior to the Closing, to offer employment with Buyer, after the Closing, to all of such persons. Such employees who elect to become employees of Buyer are hereinafter referred to as "Transferred Employees" and shall be deemed to have become employees of Buyer as of the time the Closing becomes effective.

         VII.2    Employee Benefit Plans.

         (a) Buyer will permit each Transferred Employee to participate in the employee benefit plans and programs regularly made available to the employees of Buyer who hold similar positions, on the same basis that Buyer's employees participate. Buyer will treat service by any Transferred Employee prior to the Closing as service with Buyer for purposes of vesting and participating in (but not for the purpose of the accrual of benefits under) such plans and programs. The Transferred Employees' accrual of benefits under plans and programs covering employees of Buyer shall be based solely on their service with Buyer after the Closing.

         (b) No assets or liabilities with respect to Transferred Employees shall be transferred, as a result of this Agreement, from any of Seller's employee benefit plans applicable to Transferred Employees to any plan maintained or established by Buyer, and Sellers shall retain all obligations to fund or otherwise provide benefits accrued by Transferred Employees under its benefit plans prior to the Closing.

         VII.2 Workers' Compensation. Buyer will assume the responsibility for all workers' compensation claims made by Transferred Employees arising from events occurring after the Closing. Sellers will retain the responsibility for all workers' compensation claims made by its employees or former employees (whether or not Transferred Employees) that arise from events that occur before the Closing.

         VII.3 Vacation and Bonus Pay. Prior to the Closing Sellers will pay all unpaid vacation, bonus or any other accrued obligations owed by Sellers to Transferred Employees. After the Closing, Sellers will have no liability for vacation or bonus pay for Transferred Employees.

         VII.4 Other Liabilities Relating to Employees. Except to the extent set forth in this Article, Buyer will not assume any liabilities or obligations with respect to (i) any pension plan, welfare plan or other employee benefit plan or program relating to any present, former or retired employees of Sellers or (ii) any severance, separation or other obligation to any of Sellers employees or affiliated companies or the employees thereof which may result from the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                        CONDITIONS TO OBLIGATION OF BUYER

         The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject, to the extent not waived, to the following conditions:

         VIII.1 Representations and Warranties. Except for changes contemplated by this Agreement each of the representations and warranties of Sellers contained in this Agreement (which representations and warranties include the information in the schedules corresponding thereto) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, and Sellers shall have delivered to Buyer a certificate to that effect signed by their appropriate officers. In addition, but not by way of limitation, Buyer shall have received confirmation satisfactory to it that the contracts specified in Paragraph VI 1(i) of Article VI of this Agreement remain enforceable according to their terms.

         VIII.2 Performance of this Agreement. Sellers shall have complied in all material respects with all of its obligations under this Agreement and shall have delivered to Buyer a certificate to that effect signed by their appropriate officers.

         VIII.3 Corporate Authorization. All corporate action required to be taken by Sellers in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Buyer, and Buyer shall have received such originals or copies of such documents as it may reasonably request.

         VIII.4 Consents and Approvals. The consents and approvals of all Persons which (i) Sellers must obtain to transfer the Purchased Assets to Buyer;
(ii) Buyer needs in order to be able to conduct the business of TRS after the Closing, shall have been obtained and all waiting periods specified by law with respect thereto have passed, and (iii) to the extent necessary, Sellers shall have obtained all approvals from any parties necessary to make the non-competition provisions contained in Article VI.14 binding on the parties mentioned therein.

         VIII.5 Estoppel Certificates, etc. Buyer shall have obtained executed estoppel certificates, satisfactory in form and substance to Buyer, and such other information with respect to the leases which are part of the Purchased Assets as Buyer may reasonably request.

                                   ARTICLE IX
                       CONDITIONS TO OBLIGATION OF SELLERS

         The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject, to the extent not waived, to the following conditions:

         IX.1 Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, and Buyer shall have delivered to Sellers a certificate to that effect signed by their appropriate officers.

         IX.2 Corporate Authorization. All corporate action required to be taken by Buyer in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Sellers, and Sellers shall have received such originals or copies of such documents as they may reasonably request.

                                    ARTICLE X
                                     CLOSING

         X.1 Time and Place of Closing. The closing (the "Closing") shall take place on the latter of (i) February 17, 1998 or (ii) such other date as may be agreed upon by the parties (either of which dates is referred to in this Agreement as the "Closing Date"). The Closing can also be accomplished by mail at the parties discretion, provided that all conditions to Closing for all parties are met and that the Purchase Price is in the hands of the Sellers' escrow agent in form satisfactory to Sellers prior thereto. Otherwise, the parties can choose a physical location mutually acceptable to them. If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective as of 12:01 AM on the Closing Date.

          X.2 Deliveries by Sellers. At the Closing Sellers shall deliver to Buyer the following:

         (i) A Bill of Sale and Assignment and such other documents as may be necessary to transfer to Buyer the remainder of the Purchased Assets, all of which shall be in form satisfactory to Buyer and suitable for filing, registration or recording.

         (ii) the Certificates of the officers of Sellers required by this Agreement; (iii) evidence that the corporate action described in
         Article VIII has been taken; (iv) copies of any consents required by this Agreement; (v) the estoppel certificates required by this Agreement, if any; (vi) such additional documents as Buyer may reasonably request. (vii) the TRS Stock, and all corporate records in the possession of Seller. X.3 Deliveries by Buyer. At the Closing Buyer shall deliver to Sellers the following:

         (i) the Purchase Price in immediately available funds;

         (ii) an instrument of assumption of liabilities, in form satisfactory to Sellers, pursuant to which Buyer assumes all of the liabilities and obligations of Sellers required by this Agreement;

         (iiiii) such additional documents as Sellers may reasonably request.

                                   ARTICLE XI
                                 INDEMNIFICATION

         XI.1 Indemnification by Sellers. Subject to the limitations contained in this Article, Sellers will indemnify and hold Buyer harmless from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and litigation and reasonable attorneys"', accountants"' and other professional fees) arising out of:

         (i) a breach of any representation or warranty made by Sellers in this Agreement; (ii) a breach of any agreement of Sellers contained in this Agreement; (iii) any liability or obligation of Sellers not assumed by Buyer; or
XI.2 Third Party Claims. The obligation of Sellers to indemnify Buyer under the provisions of this Article with respect to claims resulting from the assertion of liability by those not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following terms and conditions:

         (i) Buyer shall give prompt written notice to Sellers of any assertion of liability by a third party which might give rise to a claim for indemnification, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known; provided, however, that no delay on the part of Buyer in giving notice shall relieve Sellers of any obligation to indemnify unless (and then solely to the extent that) Sellers are prejudiced by such delay.

         (ii) To the extent that the claim for indemnification does not exceed a Material Adverse Amount, unless within 30 days of receipt by Seller of Buyer's notice of such claim Seller notifies Buyer of Seller's desire to dispute the claim with the claimant prior to any payment to the claimant, Buyer may pay and settle any such claim and Seller shall be obliged to reimburse Buyer for such payment. If Seller does wish to dispute the claim and notifies Buyer within the aforesaid 30 day period, the claim shall be treated and handled according to the terms of the remainder of this Article XI.

         (ii) If any action, suit or proceeding (a "Legal Action") is brought against Buyer with respect to which Sellers may have an obligation to indemnify Buyer, the Legal Action shall be defended by Sellers and such defense to include all proceedings for appeal or review which counsel for Buyer shall reasonably deem appropriate.

         (iv) Notwithstanding the provisions of the previous subsection of this Article, until Sellers shall have assumed the defense of any such Legal Action, the defense shall be handled by Buyer. Furthermore, (A) if Buyer shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to Sellers; (B) if Sellers fail to provide the Buyer with evidence reasonably acceptable to the Buyer that the Sellers have sufficient financial resources to defend and fulfill its indemnification obligation with respect to the Legal Action; (C) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (D) if a judgment against Buyer will, in the good faith opinion of Buyer, establish a custom or precedent which will be materially adverse to the best interests of its continuing business, Sellers shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by the Buyer. If the defense of the Legal Action is handled by Buyer under the provisions of this subsection, Sellers shall pay all legal and other expenses reasonably incurred by Buyer in conducting such defense.

         (v) In any Legal Action initiated by a third party and defended by Sellers (A) Buyer shall have the right to be represented by advisory counsel and accountants, at its own expense, (B) Sellers shall keep Buyer fully informed as to the status of such Legal Action at all stages thereof, whether or not Buyer is represented by its own counsel, (C) Sellers shall make available to Buyer and its attorneys, accountants and other representatives, all books and records of Sellers relating to such Legal Action and (D) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of the Legal Action.

         (iiii) In any Legal Action initiated by a third party and defended by Sellers, Sellers shall not make settlement of any claim without the written consent of Buyer, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against Buyer or its assets, employees or business, or relief which Buyer reasonably believes could establish a custom or precedent which will be materially adverse to the best interests of its continuing business.

         XI.3     Limitations on Indemnification.

         (a) Notwithstanding the foregoing provisions of this Article, except for any liability for unpaid government levies or taxes of any nature, where liability shall begin from dollar one, Sellers shall not be liable to Buyer under this Article unless and until the aggregate amount of its liability exceeds $7,500, and thereafter Buyer shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of $7,500. The $40,000 trust fund set aside at Closing to cover undisclosed liabilities or claims shall be the first source for payments that may become due as a result this Article XI.

         (b) All damages to which Buyer may be entitled pursuant to the provisions of this Article shall be net of any insurance coverage with respect thereto.

         XI.4 Survival; Investigation. The representations and warranties of Sellers contained in this Agreement shall survive any investigation by Buyer and shall not terminate until the second anniversary of the Closing (the "Survival Date") at which time they shall lapse. Notwithstanding the provisions of the preceding sentence, any representation or warranty in respect of which indemnification may be sought under this Article shall survive the Survival Date if written notice, given in good faith, of a specific breach thereof is given to Sellers prior to the Survival Date, whether or not liability has actually been incurred.

                                   ARTICLE XII
                        TERMINATION, AMENDMENT AND WAIVER

         XII.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (i) by mutual consent of the Boards of Directors of Sellers and Buyer's appropriate officials;

         (ii) by Buyer if any condition to Buyer's closing has not been fulfilled (unless such failure is the result of action by Buyer);

         (iii) by Buyer if any change has occurred since the date of this Agreement which has or can reasonably be expected to have a material adverse effect upon the Purchased Assets or the business of TRS;

         (iv) by Sellers or Buyer if the Closing has not occurred by 11:59PM Central Standard Time on February 28th, 1998.

         XII.2 Effect of Termination. If this Agreement is terminated as provided above, it shall become wholly void and of no further force and effect, and there shall be no further liability or obligation on the part of either party except to pay such expenses as are required of it and to comply with the confidentiality provisions of Section 6.6, but such termination shall not constitute a waiver by either party of any claim it may have for damages caused by reason of a material breach of a representation, warranty or agreement made by the other party.

         XII.3 Amendment. This Agreement and the Schedules hereto may be amended at any time prior to the Closing provided that any such amendment is approved in writing by each of the parties. All representations and warranties which are true and correct, as modified and approved, shall be deemed true and correct for the purposes this Agreement.

         XII.4 Extension; Waiver. At any time prior to the Closing either party which is entitled to the benefits thereof may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive a breach of a representation or warranty by the other party, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

         XIII.1 Notices. All notices and other communications given hereunder shall be in writing. Notices shall be effective when delivered, if delivered personally. Otherwise, they shall be effective when sent to the parties at the addresses or numbers listed below, as follows: (i) on the business day delivered (or the next business day following delivery if not delivered on a business day) if sent by a local or long distance courier, prepaid telegram, telefax or other facsimile means, or (ii) three days after mailing if mailed by registered or certified U.S. mail, postage prepaid and return receipt requested.

If to Sellers to:
Dennis Brovarone
11249 West 103rd Drive
Westminster, CO 80021
Fax Number:  303-466-4826
with a copy to:


Attention:  __________________
Telefax No.:__________________

If to Buyer to:
David Julian
580 Washington
Glencoe  IL, 60022
Fax - 847-835-0529
with a copy to:
Bruce W. Grewell
200 Executive Way
Ponte Vedra Beach, FL 32082
Fax - 904-285-1002

         Any Person may change the address or number to which notices are to be delivered to him, her or it by giving the other Persons named above notice of the change in the manner set forth above.

         XIII.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida without regard to its choice of law rules.

         XIII.3 Schedules. The information contained in any schedule which is referred to in any section of this Agreement with is by its terms specific to that section only shall be deemed to have been disclosed in connection with, and to be incorporated into, that particular section only, and shall not be deemed a part of any other section.

         XIII.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         XIII.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         XIII.6 Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof;
(ii) is not intended to and shall not confer upon any Person, other than the parties hereto, any rights or remedies; and (iii) shall not be assigned by operation of law or otherwise (except that Buyer may assign its rights hereunder to an affiliated company or entity).

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers. Ethika Corporation

By_________________________________

Title______________________________
[Corporate Seal]
ATTEST:________________________
Secretary



Text Retrieval Systems, Inc.

By_________________________________
Title______________________________ [Corporate Seal]
ATTEST:_____________________________
Secretary

TRS Acquisition Corp.

By_________________________________
Title______________________________[Corporate Seal]
ATTEST:_____________________________
Secretary

                                                                       (4)(2)(8)

                            STOCK PURCHASE AGREEMENT

                  Compass Data Systems, Inc., a Utah corporation ("Company"), Ethika Corporation, a Mississippi corporation ("Seller") and Ben Ezra Weinstein & Company, Inc., a New Mexico corporation ("Buyer") agree:

                  1. Recitals. Company owns and operates an electronic publishing company in Salt Lake City, Utah ("Business"). Seller is the only shareholder of Company. Seller wants to sell and Buyer wants to purchase the stock of Company as provided in this Purchase Agreement ("Agreement").

                  2. Sale of Stock. Seller will sell and transfer to Buyer, and Buyer, in reliance on the terms of this Agreement, will buy and accept from Seller at the time of consummation of the transactions contemplated by this Agreement ("Closing"), subject to this Agreement, all of the outstanding shares of stock of Company ("Stock").

                  3. Purchase Price. The purchase price for the Stock ("Purchase Price") will be paid by Buyer to Seller by the delivery of 565,000 shares of Buyer's convertible Preferred B class stock from Buyer to Seller at Closing.

                  4. Excluded Assets and Liabilities. Buyer is not assuming or accepting any obligations or duties unless specifically described in this Agreement ("Assumed Obligations").

                  5. Warranties and Representations Of Seller. Seller warrants and represents to Buyer that the following are true on the date of this Agreement and at Closing:

                           A. Organization and Standing of Company. Company is a
duly organized and validly existing Utah corporation in good standing and duly qualified to transact its business under the laws of Utah. Company has no subsidiaries or partners, is not a member of any joint venture and is not required to be qualified to transact business as a foreign corporation in any state because of the nature of its property owned or the nature of its business transacted, has current minute books and stock books and has full power and authority to carry on the Business as it is now being conducted and to own and operate its assets, property and business.

                           B.  Organization  and  Standing of Seller;  Ownership
Approval. Seller is a duly organized and validly existing Mississippi corporation in good standing and duly qualified to transact its business under the laws of Mississippi. Seller's ownership interest in Company constitutes a 100% ownership interest in Company and no other person or entity has any right or claim to ownership in Company or from which approval of the transactions contemplated by this Agreement would be required. Seller has approved the execution of this Agreement and consummation of the transactions contemplated by this Agreement and has authorized Seller's officers to take all action and to execute, acknowledge and deliver all documents appropriate to consummate the transaction contemplated by this Agreement. No other corporate or shareholder approval or consents are necessary.

                           C.  Capitalization.  Company is  authorized  to issue
20,000,000 shares of $0.01 par value common stock. Seller owns 100% of the shares of Stock which represent the entire ownership interest of Company. The Stock is all the issued and outstanding shares of Company. A copy of the stock certificate representing the Stock is attached as Exhibit 5.C. Company holds none of its shares as treasury shares. The Stock has been validly issued and is fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, calls, commitments, or agreements relating to the authorized or issued shares of Company.

                           D. Stock Ownership.  Seller owns and will transfer to
Buyer, at Closing, good title to the Stock, free from encumbrance or any contractual or other restrictions on its transfer or encumbrance, and has full power, right and authority to transfer the Stock to Buyer pursuant to this Agreement.

                           E. Absence of Changes.  Subsequent to the date of the
Financial Statements (as "Financial Statements" are defined below), there has not been (i) any material adverse change in the financial condition, business, or operation of Company, or any material obligation or liability incurred, (ii) any damage, destruction, or loss, whether or not covered by insurance, adversely affecting Company's properties or the Business, (iii) any declaration or payment of any cash, property, or stock dividend or distribution, or any redemption, or acquisition in lieu of redemption, of Company's securities, or (iv) any increase in compensation, bonus payment or employment arrangement made to or with any officer or director. Subsequent to the date of the Financial Statements, Company has not merged, consolidated or amalgamated with any other form of business entity, changed its form of organization, articles of incorporation, bylaws or authorized shares, granted any rights, warrants, options, or commitments relating to its shares, redeemed, issued, purchased or acquired any of its shares, or declared or paid any cash, property or stock dividend or distribution.

                           F. Absence of Liabilities. No shareholder, officer or
director owns any asset, tangible or intangible, which is used in the Business. Company will not have at Closing any liabilities, obligations, liens or encumbrances whether accrued, absolute, contingent, or otherwise, arising out of transactions entered into, or any state of facts existing, prior to Closing, except (i) those disclosed by the Financial Statements, and (ii) non-material obligations incurred in the ordinary course of Company's business from the date of the Financial Statements to Closing. Seller and Company presently know of no assertion or basis for assertion against Company of any liability, including any liability arising out of the employment of present and former employees or independent contractors, except as disclosed in this Agreement, and Seller and Company will promptly disclose to Buyer any assertion or facts or circumstances from which an assertion of any liability might arise, which they become aware of prior to or at Closing. The searches of the records of the County Clerk of Salt Lake County and the Uniform Commercial Code records of the Department of Commerce of the State of Utah covering the personal property of Company, showing the existence of any liens, encumbrances, restrictions or reservations thereon, copies of which are attached as Exhibit 7.E., are true, accurate and complete. The professional fees of Seller and Company, including without limitation the lawyer, accounting and broker commission fees, if any, incurred in connection with services relating to this transaction or otherwise arising prior to Closing will be assumed by and paid directly by the Seller.

                           G.  Absence  of  Claims.   There  are  no  judgments,
actions, suits, claims, proceedings, or investigations, pending, or threatened, against or affecting Company in any court, or before any governmental department or agency, and no basis for any such action, suit, claim, proceeding or investigation is known to Seller and Company.

                           H. Absence of Restrictions. There are no restrictions
in the articles of incorporation, bylaws, stock certificates, stock books or minute books of Company, or in any other documents, which make the execution of this Agreement, or the consummation of the transaction contemplated hereby invalid, or a default under or breach of any agreement by which Seller or Company are bound. Seller has not entered into any stock restriction or shareholder agreements. Company and Seller have not executed or entered into any non-competition or other agreements which could restrict the ability of Company to compete in any line of business or would obligate Company to continue in any line of business.

                           I.  Insurance.  Company has in force,  and has had in
force during the last five years, adequate public liability and property damage insurance and has provided Buyer with copies of all applicable insurance documents. Company is not in default with respect to any provision contained in any policy of insurance maintained by Company on its property, assets, business or personnel, or covering its liability, nor has it failed to give any notice or present any claim thereunder in timely fashion.

                           J.  Licenses  and  Permits.  Company has all federal,
state and local licenses, permits and authorizations necessary to conduct its business, and such licenses, permits and authorizations are in effect. Exhibit 5.J. lists all permits, licenses, franchises, zoning and land use authorizations and other regulatory approvals or filings material to ownership and operation of the Business ("Permits"), plus the names of any third party from whom consent must be obtained to effect a transfer of the Permits to Buyer (or substitution of Buyer), as a result of the transactions contemplated by this Agreement. All copies attached to Exhibit 5.J. are true, accurate and complete. Copies of all other records, notifications, reports, permit and license applications, studies and environmental impact reports or assessments that relate or contain information relating to the operation of the Business or Company filed with or submitted to appropriate governmental agencies or lenders or prospective lenders by or on behalf of the Business or Company, and of all material notifications or responses from such governmental agencies, have been delivered to Buyer.

                           K.  Financial  Statements.  Company  or  Seller  have
delivered to Buyer financial statements of Company, copies of which will be attached at Closing as Exhibit 5.K. ("Financial Statements"), and other information described in this Agreement, including without limitation all items described on the exhibits and schedules attached to this Agreement ("Information"). The Financial Statements are true and correct in all material respects, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, set forth all assets and liabilities, contingent or otherwise, and the results of operations of Company and fairly present the financial condition of Company as of their dates. The Information is true, accurate, complete and correct in all material respects.

                           L.  Taxes.  Seller  and  Company  have  paid  or made
adequate provision for the payment of all federal, state, and local taxes, including but not limited to gross receipts, sales and compensating or other taxes payable by Company. Seller and Company have accurately and correctly prepared and filed, on a timely basis, all required federal, state, and local taxes, including but not limited to gross receipts, sales, compensating and other tax and information returns due for all fiscal periods ended on or before Closing. There are no tax examinations in progress or claims against Company for federal, state, local or other taxes (including penalties and interest) for any period or periods prior to Closing. Company has not entered into any agreement or other document extending the period for assessment or collection of any taxes or any statute of limitations or any closing agreement under any provision of foreign, state or local tax law that relates to the Business or operations of Company. Seller is obligated for and is responsible for all tax liabilities, penalties, premiums, and the like relating to the affairs and operations of Company prior to and including the date of Closing, whether assessed or accruing before or after Closing. Copies of all federal, state, local, and other tax and information returns for Company for years prior to Closing will be made available to Buyer upon reasonable request and are among the records of Company. The parties will furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to Company as may be reasonably necessary for preparation of the filing of any return, for the preparation of any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of taxes. The parties will cooperate with each other in the conduct of any audit or other proceedings involving Company or any entity with which it is consolidated or combined for any tax purposes, provided that, Buyer has the right to control the resolution of such audit or settlement proceeding for which Buyer or Seller is to bear the cost of any resulting tax, interest or penalties. There are no sales, use or other transfer taxes payable by Company in connection with the transactions described in this Agreement, except sales or transfer taxes regarding vehicles transferred under this Agreement. Buyer intends to submit an application for issuance of a certificate of tax clearance to the applicable Utah authorities contemporaneously with execution of this Agreement; Seller consents to and authorizes such submission.

                           M. Contracts.  Company has no contracts,  agreements,
leases, licenses, licensing agreements or commitments not terminable at will without penalty, except (1) for contracts with various companies as specifically itemized and described on attached Exhibit 5.M (1), to which copies are attached, and (2) for debt obligations as specifically itemized and described on attached Exhibit 5.M (2), to which copies are attached. Company has no significant or material oral contracts or commitments. Company has performed all its contracts, agreements, leases or commitments and is not in default under any of them nor has any person or third party claimed a default exists under any of them. All contracts and other agreements, leases, licenses and commitments to which Company is a party are in effect, and no consent of any third party with respect to this transaction is required. Any disclosure in this paragraph does not waive or discharge the obligations of Seller and Company to properly deliver releases, consents or waivers to Buyer on or before Closing of any contract which is not assignable or transferable without the consent of a third-party. Company has not received notice of the termination of any current contract, agreement, lease, license or commitment, and has no reason to believe any such termination is pending or threatened.

                           N. Assets and Title.  A list of all assets of Company
showing, for tangible assets where each is physically located, are described on attached Exhibit 5.N. To the extent that any specific asset of Company is not properly titled as being owned by Company, Seller and Company will take all action and execute all documents, instruments and certificates necessary to properly reflect Company ownership. Company owns and has good and marketable title to all of its assets subject to no liens or encumbrances other than those described on attached Exhibit 5.M.(2). Company's assets conform to federal, state and local fire, building, zoning, health and safety codes, regulations and rules, and no default or violation exists with respect to them. Company has not sold, transferred, licensed, leased, or encumbered any assets other than in the ordinary course of business.

                           O.  Intellectual  Property.  The  term  "Intellectual
Property" means: (i) the name Compass Data Systems, Inc., fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks"), (ii) patents, patent applications, and improvements, inventions and discoveries whether or not patentable
(collectively, "Patents"), (iii) copyrights in both published works and unpublished works (collectively, "Copyrights") and (iv) know-how, trade secrets, confidential or proprietary information and material, including without limitation customer lists, technical information, data, process, technology, plans, drawings and blue prints, algorithms and flow charts relating to items
(i), (ii), and (iii) (collectively, "Proprietary Information").

                                    (1)  Company   owns  all  its   Intellectual
Property, including without limitation the items listed in paragraphs 5(O)(2) through 5(O)(4) below and any other Intellectual Property that is necessary for or used in the operation of Company free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use, without payment to a third party, all of the Intellectual Property in development by Company.

                                    (2) Exhibit 5.0(1).  contains a complete and
accurate list and summary description of all Patents and patent applications used by Company. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any fees or taxes or actions falling due within ninety days of Closing. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Seller's knowledge, there is no potentially interfering patent or patent application of any third party. No Patent is infringed or, to Seller's knowledge, has been challenged or threatened in any way, and to Seller's knowledge, no basis exists for such a challenge. None of the products manufactured and sold, nor any process or know-how used by Company infringes or is alleged to infringe any patent or other proprietary right of any person. All products made, used, or sold under the Patents have been marked with the proper patent notice.

                                    (3) Exhibit  5.0(2)  contains a complete and
accurate list and summary description of all Marks used or owned by Company. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any fees or taxes or actions falling due within ninety days of Closing. No Mark has been or is now involved in any opposition, invalidation, cancellation or concurrent use proceeding, and to Seller's and Company's knowledge, no such proceeding is threatened with the respect to any of the Marks, and there is no basis for any such proceeding. To Seller's knowledge, there is no potentially interfering trademark or trademark application of any third party. No Mark is infringed or, to Seller's knowledge, has been challenged or threatened in any way. None of the Marks used by Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials relating to services that are identified by a federally registered Mark bear the proper federal registration notice.

                                    (4) Exhibit 5.0(3).  Contains a complete and
accurate list and summary description of all Copyrights used or owned by Company. All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any fees or taxes or actions falling due within ninety days of Closing. No Copyright is infringed or, to Seller's and Company's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

                                    (5)   With   respect   to  the   Proprietary
Information, the documentation relating to such Proprietary Information is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Seller and Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of Company's Proprietary Information. Company has good title and absolute right to use the Proprietary Information.

                                    (6) The Company's trade secrets are not part
of the public knowledge or literature, and, to Seller's knowledge, have not been used, divulged, or appropriated either for the benefit of any person or to the detriment of Company. Company's trade secrets are not subject to any adverse claim nor have they been challenged or threatened in any way.

                                    (7)  Company  has  not  licensed  any of its
Intellectual Property.

                           P. Compliance With Laws.  Company has complied and is
in compliance with all applicable federal, state, local and Indian laws, or laws of any other governmental authority or any ordinances, rules, regulations, orders, judgments, awards, decrees, consent judgments, consent orders and requirements, including without limitation any zoning and health statutes, ordinances and regulations, and all Environmental Laws (defined below), (collectively, "Laws") applicable to Seller and Company, and no material default or violation under any Laws exists with respect to Company or Seller. Company and Seller are not subject to and have not received notice from any third party or governmental authority of any alleged environmental, employment, zoning, building, fire, safety or health code violations with respect to Company. No WARN Act notices are required. Company presently holds all the permits, licenses and franchises that are necessary for its current and future use, occupancy or operation of its assets or properties or the conduct of the Business. No basis for any such action, suit or proceeding or investigation is known.

                           Q. Environmental Matters.

                                    (1)   "Hazardous    Material"    means   the
substances (i) defined as "Hazardous Waste" in 40 CFR 261, and substances defined in any comparable New Mexico or Utah statute or regulation; (ii) any substance, the presence of which requires remediation pursuant to any Environmental Laws; and (iii) any substance disposed of in a manner not in compliance with Environmental Laws.

                                    (2) "Environmental Laws" means the Hazardous
Waste Act, Sections 74-4-1 through 74-4-13 NMSA 1978, as amended, and the Federal Hazardous Waste Act, 40 CFR et seq., the Resource Conservation and Recovery 24Act, 42 U.S.C. Sections 6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9600, et seq. as amended, the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., the Clear Air Act, 42 U.S.C. Sections 7401, et seq., the Clean Water Act, 33 U.S.C. Sections 1251, et seq., the Occupational Safety and Health Act of 1970, as amended and any regulations promulgated from time to time as provided in any of those Acts, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and Indian law, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials, substances or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials, substances or wastes.

                                    (3)  Except as  permitted  under  applicable
Environmental Laws, no Hazardous Materials have been accepted, processed, handled, transferred, generated, treated, stored or disposed of at, in, on, within or under the surface of Sellers' assets, properties or facilities. Company has not accepted, processed, handled, transferred, generated, treated, stored or disposed of any asbestos, medical waste, radioactive waste or municipal waste, except in compliance with all applicable Environmental Laws.

                                    (4)  Company  and  Seller  have  never  been
subject to nor received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from Company. There are no pending and, to the knowledge of Company and Seller, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition (including without limitation petroleum contamination) of Company pursuant to any Environmental Laws.

                                    (5)  Except  as  allowed  under   applicable
Environmental Laws, Company has not sent, transported or arranged for the transportation or disposal of any Hazardous Material, to any site, location or facility.

                                    (6)  Except  as  allowed  under   applicable
Environmental Laws, Company employees, in the course and scope of their employment, have not been exposed to Hazardous Waste.

                                    (7)  Except  as  allowed  under   applicable
Environmental Laws, underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by Environmental Laws have never been located on Company's assets, properties or facilities.

                           R. Benefit  Plans.  Except for the  employee  benefit
plans, copies of which will be attached at Closing as Exhibit 5.R., Company does not maintain, contribute to or have an obligation to contribute to any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, health, welfare, vacation, pension, profit-sharing or deferred compensation plan, agreement or arrangement providing benefits for employees or former employees of Company (the "Employee Plans"), nor has Company or any officer or director of Company taken any action directly or indirectly to obligate Company to establish any Employee Plan. The attached copies of the Company's current Employee Plans are true, complete and accurate. With respect to any Employee Plan, Company has no liability which would have a material adverse effect upon the assets, liabilities, business, operations, conditions (financial or otherwise) or properties of the Business or Company. All Employee Plans are or were adequately and properly funded as required by law. There are no insurance policies providing benefits under any Employee Plan. Company has not participated in or made contributions to any "multi-employer plan" as defined in ERISA. Company is under no obligation or liability to provide former employees, retirees or their dependents with any benefits. Company has properly complied with COBRA.

                           S.  Employees.  No Worker  Adjustment  and Retraining
Notification Act ("WARN") compliance or notices are required as a result of this transaction. No employee of Company ("Employee" or "Employees") is part of a union or collective bargaining group and no union organizational activity is pending affecting Employees. Company and Seller have provided Buyer with true, complete and accurate census information and compensation information about the Employees. All Employees are employees at will. Seller will cause Company to terminate the employment of all its Employees. Seller will be solely responsible for all damages resulting from or related to the termination of the Employees. Seller and Company will permit Buyer to offer employment to some or all of the Employees prior to or after Closing. Buyer will provide Company with the names of any Employees who are offered employment and who actually become employed by Buyer through Company after Closing. Buyer will have absolute discretion in determining the terms, conditions and benefits relating to any such employment. Nothing contained in this Agreement will obligate Buyer to offer to employ any of the Employees. The names and addresses of the officers, directors, the registered agent of Company, the address of the registered office of Company, and the names of all employees or independent contractors whose compensation from Company for the current calendar year will exceed $5,000.00, showing the full amount paid or payable to each such person for services rendered in the current and prior calendar years, are described on attached Exhibit 5.S. Company has not participated in or made contributions to any "multi-employer plan" as defined in the ERISA. Company has experienced no material work stoppage or labor difficulty. Company has no vacation time owed or accruing. Company has no employee handbook, employment and/or human resources policies.

                           T.  Customers'  Billings  and  Current  Receipts.   A
current list of the customers Company serves on an ongoing basis, including name and location as of the date of this Agreement is attached as Exhibit 5.T.(1). None of the customers as of the date of this Agreement have canceled or substantially reduced service or are currently attempting or threatening to cancel or substantially reduce service. A copy of the standard form of customer contract used by Company is attached as Exhibit 5.T(2), along with copies of all executed customer contracts.

                           U. Bank Accounts.  Company's bank account is with Key
Bank of Salt Lake City,UT.

                           V.  Accounts  Receivable.  Company has  delivered  to
Buyer an accurate list of Company's accounts receivable, which list is attached as Exhibit 5.V., which statements are true, accurate and complete as of their dates. All accounts receivable of Company are reflected properly on its books and records, all receivables of Company are valid receivables, subject to no setoffs or counterclaims, and to the knowledge of Seller are collectible, and all accounts receivable of Company are collectable in accordance with their terms at their valued amounts.

                           W.  Disclosure.  No  representation  or  warranty  by
Seller in this Agreement or its exhibits and schedules, or in any document, statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                           X. No  Registration.  Seller is aware that no federal
or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation or endorsement, of the Buyer's shares to be issued to Seller in payment of the Purchase Price ("Shares") and the Shares will not be registered under the Securities Act of 1933 (the "1933 Act"), the Securities Act of New Mexico or the securities act of any other state.

                           Y. Investigation. Seller understands that in order to
ensure that the issuance of the Shares to Seller is exempt from registration under the securities laws of New Mexico, Buyer is required to have reasonable grounds to believe, and must actually believe, the transaction involves the distribution of securities in connection with a merger, consolidation, exchange of securities, sale of assets or other reorganization. Seller has sufficient knowledge and experience in financial and business matters in general, and investments in particular, to be fully capable of evaluating the merits and risks of accepting the Shares in payment of the Purchase Price. Seller has been furnished, has read, and understands certain information ("Information") about the formation and prospects of Buyer. Seller has no questions concerning Buyer, the Shares or the business of Buyer which have not been answered and has obtained all the information concerning these matters which the Seller desires. Seller is able to bear the economic risk of accepting the Shares in payment of the Purchase Price, including the possible complete loss of their value and possible inability to sell or transfer the Shares for an indefinite period of time.

                           Z. No Transfer.  Seller is  accepting  the Shares for
its own account in complete payment of the Purchase Price and not with a view to, or for sale in connection with, the distribution or transfer thereof, and the Seller is not participating directly or indirectly in a distribution or transfer of the Shares, or in the underwriting of any such distribution or transfer of the Shares, or in the underwriting of any such distribution or transfer of the Shares, nor will the Seller act in any way that would constitute the Seller as an underwriter, within the meaning of the 1933 Act, of the Shares. Seller understands that in order for the Shares to be qualified for an exemption from registration, Seller must represent and warrant that Seller will not transfer or sell the Shares in the absence of registration under the 1933 Act or an exemption therefrom. Seller will, before any proposed sale, pledge, gift or other transfer, for value or otherwise, of any or all of the Shares or any interest or interests therein (a "Transfer"), give written notice to Buyer expressing Seller's desire to effect the Transfer and describing the Transfer in detail, accompanied by an opinion of the Seller's counsel, satisfactory in all respects to Buyer's counsel, to the effect that the proposed Transfer may be conducted in the manner set forth in the notice without violation of the 1933 Act or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of Buyer. Seller understands that Buyer will make, or will advise the transfer agent of the Shares to make, stop transfer notations on its records relating to the Shares and the certificates representing the Shares will have an appropriate legend imprinted or typed on the face of the Certificate.

                  6. Warranties and Representations of Buyer. Buyer warrants and represents to Seller that the following are true on the date of this Agreement and at Closing:

                           A.  Organization  and  Standing of Buyer.  Buyer is a
duly organized and validly existing corporation in good standing under the laws of the State of New Mexico, is duly authorized to transact business in every state in which the character of its property owned, or the nature of its business transacted requires it to be licensed or qualified to do business, and has full power and authority to carry on its business as it is now being conducted, to own and operate its assets, property, and business, and to consummate the transaction contemplated by this Agreement.

                           B.  Restrictions.  There are no  restrictions  in the
articles of incorporation, bylaws, stock certificates, stock records or minute books of the Buyer, or other documents which make the execution of this Agreement, or the consummation of the transaction hereby contemplated by the Buyer invalid.

                           C. Directors'  Action.  The Board of Directors of the
Buyer has approved the execution of this Agreement, and has authorized its officers to take all actions and to execute, acknowledge and deliver all instruments necessary or proper to consummate the transaction contemplated in this Agreement.

                                    7. Conduct of Business Until Closing.  After
execution of this Agreement and until Closing:

                           A. Access. Seller and Company will give Buyer and its
counsel, accountants, and other representatives (i) reasonable access during normal business hours to all of Company's properties, offices, books, contracts, commitments, and records relating to the Business, and (ii) all information concerning Company's affairs reasonably requested by Buyer.

                           B. No Merger. Company will not merge,  consolidate or
amalgamate with any other form of business entity, change its form of organization, articles of incorporation, bylaws, grant any rights, warrants, options, or commitments relating to any interest in Company and will not redeem, issue, purchase or acquire any interest in Company, or declare or pay any cash, property or other dividend or distribution to any shareholder of Company.

                           C.  Ordinary  Course.  Company will conduct  business
only in the ordinary course, keep all insurance policies, or renewals thereof, in force, and give all notices or claims to be made thereunder in timely fashion, and maintain its physical property in good operating condition and repair. Company will not sell, transfer, license, lease, or encumber any assets other than in the ordinary and historic course of business.

                           D. Relationships.  Company will use its best efforts,
without making any commitments on Buyer's behalf, to preserve Company's business organization intact, to keep available the services of present employees, and to preserve the goodwill of the customers and others having business relations with Company. Company will not increase the compensation payable by Company to any officer, director, or employee.

                           E.  Possession.  Buyer  will take  possession  of the
Company's assets at Closing. Seller and Company have risk of loss before Closing.

                  8. Seller's Conditions Precedent. Seller will have no obligation to consummate the transactions contemplated by this Agreement unless each of the following conditions have been fulfilled by Buyer, or waived by Seller, prior to or at Closing:

                           A.  Representations  and Warranties  True at Closing.
Buyer's representations and warranties are true at the time of Closing as though such representations and warranties were made at such time.

                           B. Performance. Buyer has performed and complied with
all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at Closing.

                  9. Buyer's Conditions Precedent. Buyer will have no obligation to consummate the transactions contemplated by this Agreement unless each of the following conditions have been fulfilled by Seller and Company, or waived by Buyer, prior to or at Closing:

                           A.  Representations  and Warranties  True at Closing.
The representations and warranties of Seller and Company are true at the time of Closing as though such representations and warranties were made at such time.

                           B. Performance. Seller and Company have performed and
complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller or Company prior to or at Closing.

                           C. Consents and Approvals. All necessary consents and
approvals to the transactions contemplated by this Agreement from any person or entity have been attained in form and on terms acceptable to Buyer including without limitation any consents, approvals or expirations of any waiting or notice periods required under the New Mexico Securities Act. ("Consents").

                           D. Employment Agreement.  Buyer and Eric Frederickson
have  executed an  Employment  Agreement  substantially  in the form of attached
Exhibit 9.D.

                           E.  Noncompetition  Agreement.  Seller has executed a
non-competition agreement substantially in the form of attached Exhibit 9.E.

                           F. Exhibits and Schedules. All schedules and Exhibits
described in this Agreement or any related document, are acceptable to Buyer in its sole discretion.

                  10. Closing. Closing will occur no later than Tuesday, March 31, 1998, unless extended in writing by mutual consent of Buyer and Seller. If the conditions precedent have been performed or waived, the transaction contemplated by this Agreement will be consummated. If the conditions precedent have not been performed or waived, Closing may be extended by mutual written agreement of Buyer and Seller, or if not, the parties will have the rights and remedies described in paragraph 11 below. Closing will occur and will be consummated upon full execution and delivery of this Agreement and of all related documents, instruments and certificates necessary to consummate the transactions contemplated by this Agreement, and upon completion of the stock transfer Purchase Price as described in this Agreement. The parties will execute and deliver all documents, certificates and instruments and will make all payments necessary to consummate Closing. At Closing, the parties have or will execute, deliver and perform all documents, instruments and certificates necessary to consummate the transactions contemplated by this Agreement.

                  11. Failure to Close. If at Closing Seller determines not to close because Seller's Conditions Precedent have not been performed by Buyer, or waived by Seller, then this transaction will not be closed and the rights, duties and obligations between the parties to this Agreement will be terminated without further liability. If Seller fails to close for any other reason, and if Buyer has fully performed or tendered performance of all of the obligations of Buyer as provided in this Agreement, then Buyer may elect to specifically enforce performance of this Agreement, or to elect to terminate this Agreement, in which event, this Agreement will terminate, and Seller, Seller and Buyer will have no further rights, obligations or liabilities to each other as provided in this Agreement. If Buyer determines not to close because Buyer's Conditions Precedent have not been performed by Seller or Company, or waived by Buyer, then this transaction will not be closed and this Agreement will terminate, and the rights, duties and obligations between the parties to this Agreement will be terminated without further liability. If Buyer fails to close this transaction for any other reason, and if Seller has fully performed or tendered performance of all of its obligations as provided in this Agreement, then the Seller may elect to specifically enforce performance of this Agreement, or to elect to terminate this Agreement, in which event this Agreement will terminate and Seller and Buyer will have no further rights, obligations or liabilities to each as provided in this Agreement.

                                    12. Duties After  Closing.  Buyer and Seller
will take whatever action is reasonably necessary to carry out the terms of this Agreement.

                                    13.    Indemnification.     The    following
indemnifications are made:

                           A.  Seller's  Indemnity.  Seller will  indemnify  and
defend Buyer against:

                                    (1)  All   liabilities  and  obligations  of
Seller and Company of any kind, whether accrued, absolute, contingent, or otherwise, as of the date of Closing, except the Assumed Obligations.

                                    (2) Any damage or deficiency  resulting from
any misrepresentation, omission, breach of warranty, or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in or omission from any other instrument furnished or to be furnished to Buyer hereunder.

                                    (3)   All   actions,   suits,   proceedings,
demands, assessments, judgments, costs and expenses incident to any of the foregoing.

                                    (4) Any abatement order,  compliance  order,
consent order, clean-up order or exhumation order or "Potentially Responsible Party" notification against the Company arising out of any act of the Company or any stockholder, officer, director, employee, consultant, predecessor or agent of the Company occurring on or prior to the Closing Date.

                           Buyer's  Indemnity.   Buyer  will  indemnify  Sellers
against:

                                    (1)  All   liabilities  and  obligations  of
Sellers under the Assumed Obligations.

                                    (2)   Any   damage    resulting   from   any
misrepresentation, omission, breach of
warranty or nonfulfillment of any agreement by Buyer under this Agreement.

                                    (3)   All   actions,   suits,   proceedings,
demands, assessments, judgments, costs or expenses incident to any of the foregoing.

                           C. Reimbursement. Seller and Buyer will reimburse the
other for the amount of any damage incurred at any time in respect of any liability, obligation, or claim to which the foregoing indemnity relates, upon demand made. Seller or Buyer may offset any amount owed to the other against any amount owed by the other as a result of this indemnity.

                           D.  Limitation on  Indemnity.  Because Buyer is a New
Mexico corporation, to the extent, if at all, section 56-7-1 NMSA 1978 is applicable to this Agreement, no indemnity obligation provided in this Agreement will extend to liability, claims, damages, losses or expenses, including attorneys' fees, relating to the construction, installation, alteration, modification, repair, maintenance, servicing, demolition, excavation, drilling, reworking, grading, paving, clearing, site preparation or development of any real property or of any improvement on, above or under real property arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs, or specification by the indemnitee, or the agents or employees of the indemnitee, or (ii) the giving of or the failure to give directions or instructions by the indemnitee where the giving or failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee where the giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

                  14. Cooperation. After Closing, Seller will not take any material affirmative action that fails to preserve Company's business organization intact, to keep available the services of present employees, and to preserve the good will of the investors, customers, and others having business relations with Company. Buyer may open all mail received by Buyer and addressed to Seller unless such mail clearly has no connection with operation of the

Business, in which event it will be promptly forwarded to Seller. All mail received by Seller relating to the Business will be promptly forwarded to Buyer. Seller and Buyer will cooperate before and after Closing to insure as speedy and simple a changeover in operations and management as is possible. Seller and Buyer will, without additional consideration, execute any other documents and take any other action necessary to carry out the purposes of this Agreement.

                  15. Nature and Survival of Warranties and Representations. All statements in this Agreement, and its exhibits, and in any document delivered in connection with the transaction contemplated hereby, will be deemed representations and warranties hereunder. All such representations and warranties will survive the consummation of the transaction contemplated hereby.

                  16. Notices. All notices, requests, demands and other communications provided for by this Agreement will be in writing and will be deemed to have been given when hand delivered, or when received if sent by telecopier, or by same day or overnight recognized commercial courier service, or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

                  To Buyer:

                  Ben Ezra Weinstein & Company, Inc.
                  6301 Indian School Road, N.E.
                  Albuquerque, New Mexico 87110

                  with a copy to:

                  Sutin, Thayer & Browne A Professional Corporation 6565 Americas Parkway N.E., Suite 1000
                  Albuquerque, New Mexico  87110
                  Attention:  Stephen Charnas
                  Telecopier: (505) 888-6565

                  To Seller:

                  Ethika Corporation
                  107 The Executive Center
                  Hilton Head Island, South Carolina 29928

                  with a copy to:

                  Dennis Brovarone, Esq.
                  11249 West 103rd Drive
                  Westminster, Colorado 80021


provided, that any notice of change of address will be effective only upon receipt.

                           17. Miscellaneous.

                           A. Expenses. Seller and Buyer will each pay their own
expenses incident to this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of their counsel.

                           B. Binding Effect.  This Agreement binds and benefits
the parties, their successors, assignees and transferees, is specifically enforceable and may be modified only in writing.

                           C.  Applicable Law. This Agreement will be subject to
and governed under the laws of the State of New Mexico.

                           D.  No  Waiver.  The  waiver  of  any  breach  of any
provision of this Agreement, or failure to enforce any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party. Any waiver must be in writing and signed by the parties.

                           E.  Counterparts.  This  Agreement may be executed in
two or more counterparts, each of which together will be considered an original but all of which together will constitute one and the same instrument.

                           F. Entire  Agreement.  This  Agreement sets forth the
entire agreement among the parties on the matters set forth in this Agreement and supersedes all prior agreements, whether written or oral, among any of the parties to this Agreement relating to the transactions described herein.

                           G. Attorneys' Fees. In any suit, proceeding or action
to enforce any term, condition or covenant of this Agreement or to procure an adjudication or determination of the rights of any party hereto, the prevailing party will be entitled to recover from the other party to the proceeding reasonable sums as attorneys' fees and costs and expenses in connection with such suit, proceeding or action, including appeal, which sums may be included in any judgment or decree entered therein.

                           H.   Negotiated   Agreement.   The  parties  to  this
Agreement have been represented by counsel of their own choosing throughout this transaction who have carefully negotiated the provisions of this Agreement. Accordingly, the parties do not believe that any presumptions relating to the interpretation of contracts against the drafter should be applied in this case and therefor waive its effects.

                           I. No Shopping.  Unless and until this  Agreement has
been terminated in accordance with its terms, Seller will not directly, or through an agent or third party acting directly or indirectly on behalf of Seller, solicit or negotiate any offers or indications of interest from anyone other than Buyer or enter into any contract or agreement with anyone other than Buyer regarding the sale of Company. Seller will promptly notify Buyer of any such offer or any inquiry that might reasonably be expected to lead to any such offer received by Seller prior to Closing.

                           J.  Assignment.  This  Agreement  and the interest of
Buyer may be assigned, transferred and conveyed to an affiliate of Buyer, without the consent of Seller. Additionally, this Agreement and the obligations due under this Agreement are assignable to other third parties subject to
Seller's approval of the third party assignee's prior proof of financial responsibility, including without limitation any credit history of such assignee. Seller's approval of the assignment will not be unreasonably withheld.

                           K.  Time  of  Essence.  Time  is of  the  essence  in
performance of all of the terms of
this Agreement.

                  DATED: _________________, 1998.

                                               COMPANY:

                                               COMPASS DATA SYSTEM, INC., a
                                                Utah corporation


                                               By
                                                   Its President


                                               SELLER:

                                               ETHIKA CORPORATION,  a
                                               Mississippi corporation.


                                               By
                                                   Its President


                                               BUYER:

                                               BEN EZRA  WEINSTEIN  &
                                               COMPANY,  INC.,  a New
                                               Mexico corporation.


                                               By
                                                   Its President